                            RESEARCH, DEVELOPMENT AND
                         COMMERCIALIZATION AGREEMENT/1/

                                  by and among

                        ELAN PHARMA INTERNATIONAL LIMITED

                                       and

                      CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED

                                January 24, 2001

----------
/1/ [***] indicates that text has been deleted which is the subject of a confidential treatment request. This text has been filed separately with the SEC.

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                                TABLE OF CONTENTS

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1.    DEFINITIONS................................................................1

2.    SCOPE OF THE COLLABORATION................................................19

      2.1   Collaboration Goals.................................................19

      2.2   Exclusive Working Relationship......................................19

      2.3   Further Exclusions..................................................23

      2.4   Safeguard Procedures................................................23

3.    LICENSES..................................................................23

      3.1   Licenses to CAT.....................................................23

      3.2   Licenses to ELAN....................................................24

      3.3   Licensing and Sublicensing to Third Parties.........................26

      3.4   No Other Rights.....................................................26

4.    MANAGEMENT OF COLLABORATION...............................................26

      4.1   Joint Steering Committee............................................26

      4.2   Project Coordinators................................................30

      4.3   Compliance with Laws................................................30

5.    RESEARCH AND DEVELOPMENT..................................................30

      5.1   The Research and Development Programs...............................30
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      5.2   The Research and Development Plans..................................31

      5.3   Funding of the Annual Research Plan and the Annual Development
               Plan.............................................................33

      5.4   Reporting and Disclosure............................................36

      5.5   Disclosure and Cooperation..........................................36

      5.6   CAT Exclusive Antibody..............................................37

      5.7   Hybrid R&D Candidates...............................................39

6.    MANUFACTURING AND REGULATORY MATTERS......................................40

      6.1   Manufacture and Supply..............................................40

      6.2   Regulatory Matters..................................................41

7.    COMMERCIALIZATION OF PRODUCTS.............................................42

      7.1   Commercialization in the Territory..................................42

      7.2   Reports and Payments................................................47

      7.3   Maintenance of Records; Audits......................................47

      7.4   Interest............................................................49

      7.5   GAAP................................................................49

8.    INTELLECTUAL PROPERTY.....................................................49

      8.1   Ownership...........................................................49

      8.2   Joint Patent Committee..............................................50

      8.3   Prosecution and Maintenance of Patent Rights........................50
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                                      -ii-

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      8.4   Trademarks..........................................................51

      8.5   Enforcement of Jointly Owned or Controlled Patent Rights............51

      8.6   Enforcement of Individually Owned or Controlled Patent Rights.......52

      8.7   Third Party Claims..................................................52

      8.8   Third Party Licenses................................................53

      8.9   Patent Marking......................................................54

      8.10  Patent Certifications...............................................54

      8.11  Limitation..........................................................55

      8.12  Patent Attorneys....................................................55

9.    CONFIDENTIALITY...........................................................55

      9.1   Confidentiality.....................................................55

      9.2   Terms of Agreement..................................................55

      9.3   Permitted Disclosures...............................................56

      9.4   Publications........................................................56

10.   REPRESENTATIONS AND WARRANTIES............................................57

      10.1  Representations and Warranties of Each Party........................57

      10.2  Additional Representations and Warranties of CAT....................57

      10.3  Additional Representations and Warranties of ELAN...................58

      10.4  Representation by Legal Counsel.....................................59
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      10.5  No Inconsistent Agreements..........................................59

      10.6  Disclaimer..........................................................59

11.   GOVERNMENT APPROVALS......................................................59

      11.1  ELAN's and CAT's Obligations........................................59

      11.2  Additional Approvals................................................60

12.   TERM AND TERMINATION......................................................60

      12.1  Term................................................................60

      12.2  Termination for Cause...............................................60

      12.3  Effect of a Termination for Cause on Licenses.......................61

      12.4  Termination Pursuant to Section 12.2................................63

      12.5  Provisions For Change Of Control....................................63

      12.6  Provision for Insolvency............................................65

13.   WITHDRAWAL TO A ROYALTY POSITION..........................................67

      13.1  Right to Terminate..................................................67

      13.2  Effect of Termination for Convenience by ELAN.......................68

      13.3  Effect of Termination for Convenience by CAT........................70

      13.4  Payments............................................................72

      13.5  Royalty Cost Adjustment.............................................75

      13.6  Survival of Obligations.............................................75
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      13.7  Net Profit..........................................................76

      13.8  Withdrawal Royalty Stacking Provision...............................76

14.   PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE..........................76

      14.1  Sharing of Collaboration Product Liability Expenses.................76

      14.2  Indemnification by CAT..............................................76

      14.3  Indemnification by ELAN.............................................77

      14.4  Procedure...........................................................78

      14.5  Insurance...........................................................78

15.   DISPUTE RESOLUTION........................................................78

      15.1  Disputes............................................................78

      15.2  Discretionary Dispute Resolution....................................79

      15.3  Discretionary Dispute Resolution....................................80

      15.4  Determination of Patent Disputes....................................80

16.   ASSIGNMENTS; CHANGES OF CONTROL...........................................80

      16.1  Assignments.........................................................80

17.   MISCELLANEOUS.............................................................80

      17.1  Further Actions.....................................................80

      17.2  Force Majeure.......................................................80

      17.3  Notices.............................................................81
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      17.4  Amendment...........................................................82

      17.5  Waiver..............................................................82

      17.6  Severability........................................................82

      17.7  Descriptive Headings................................................82

      17.8  Governing Law; Venue and Jurisdiction...............................82

      17.9  Entire Agreement of the Parties.....................................82

      17.10 Independent Contractors.............................................83

      17.11 Debarment...........................................................83

      17.12 Counterparts........................................................83

      17.13 NO CONSEQUENTIAL DAMAGES............................................83
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                                      -vi-

EXHIBITS

1.10         CAT Gatekeeping Procedure
1.11         CAT In-Licenses
1.15         CAT Patent Rights
1.17         CAT Technology
1.41         ELAN Patent Rights
1.43         ELAN Technology
1.95         Specific Targets
2.2(a)(ii)   Specified Antibody Companies
2.2(d)(ii)   CAT Preexisting Obligations
5.2.1        Elements of Annual Research Plan
5.3.5        Third Party License Fees
10.2.6       CAT Third Party Claims
10.3.4       ELAN Third Party Claims

              RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

     THIS RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "Agreement") is entered into on this 24th day of January, 2001, by and among Cambridge Antibody Technology Limited, a corporation formed under the laws of England and Wales on behalf of itself and its Affiliates, (collectively, "CAT"), and Elan Pharma International Limited, an Irish Corporation having offices at WIL House, Shannon Business Park, Shannon, Country Clare, Ireland, on behalf of itself and its Affiliates. CAT and ELAN (as defined below) may each be referred to herein individually as a "Party" and collectively as the "Parties".

                                   BACKGROUND

1. CAT is engaged in research, discovery and development of antibodies for use as human pharmaceutical products.

2. ELAN has expertise in research, development and commercialization of human pharmaceutical products.

3. CAT and ELAN have agreed to collaborate, on the terms and conditions set forth in this Agreement, on the discovery, research, development and commercialization of antibodies for the diagnosis, treatment and/or prevention of human diseases.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS.

1.1 "Affiliate(s)". Affiliate(s) shall mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with such person or entity. A person or entity shall be regarded as being in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). Specifically excluded from the definition of "Affiliate" shall be any Third Party subject to an Elan Acquisition or CAT Acquisition.

1.2 "Antibody". Antibody shall mean a molecule or a gene encoding a molecule with a molecular weight greater than [***] and which comprises one or more immunoglobu-

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                                       -2-

     lin variable domains or parts of such domains or any existing or future fragments, variants, modifications or derivatives thereof; provided, however, that such fragments, variants, modifications or derivatives retain at least a functional portion of an immunoglobulin variable domain.

1.3 "BLA". BLA shall mean a Biologics License Application or similar application filed with the FDA after completion of one or more human clinical trials to obtain Regulatory Approval for a Collaboration Product.

1.4 "Blocking Third Party Intellectual Property". With respect to any country in the Territory, on a country-by-country basis, Blocking Third Party Intellectual Property shall mean valid Patent Rights in such country which are owned or otherwise controlled by a Third Party, in the absence of a license to which the Research and/or Development of an R&D Candidate and/or the Manufacture and/or Commercialization of a Collaboration Product would infringe such valid Patent Rights.

1.5 "Calendar Quarter". Calendar Quarter shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.6 "CAT Antibody Library". CAT Antibody Library shall mean the collection of bacteriophages each of which displays an Antibody or a collection of host cells containing such collections of bacteriophages which is Controlled by CAT at the Effective Date. CAT Antibody Library shall include all updates, additions and improvements to any CAT Antibody Library Controlled by CAT during the term of this Agreement.

1.7 "CAT Collaboration Know How". CAT Collaboration Know How shall mean Know How discovered, made or conceived solely by employees of, or others acting on behalf of, CAT in performing its obligations under the Research Program, the Development Program, Manufacturing or in performing any Post Approval Research.

1.8 "CAT Collaboration Patent Rights". CAT Collaboration Patent Rights shall mean Patent Rights which claim CAT Inventions and (i) which are made during the term of this Agreement or (ii) which come into the Control of CAT during the term of this Agreement.

1.9 "CAT Exclusive Antibody". CAT Exclusive Antibody shall mean any Antibody which was identified, isolated and/or discovered as a result of Research conducted pursuant to this Agreement and which binds to a Specific Target in a manner defined by written criteria agreed to, from time to time, by the JSC and which (a) within [***] after its identification, isolation or discovery has not been designated by the JSC as an

     R&D Candidate, or (b) within [***] of its designation as an R&D Candidate has not been selected by the JSC for Development, or (c) having been identified on an Annual Development Plan, ceases, for a period of [***], to be identified on any subsequent Annual Development Plan.

1.10 "CAT Gatekeeping Procedure". CAT Gatekeeping Procedure shall mean such procedures which prevent any Target from being a Specific Target unless and until CAT can grant to ELAN the licenses contemplated under this Agreement in accordance with those procedures identified in Exhibit 1.10 hereto.

1.11 "CAT In-License". CAT In-License shall mean any agreement between CAT and any Third Party pursuant to which CAT Controls those CAT Patent Rights which claim CAT Technology, R&D Candidates or Collaboration Products or any Patent Rights which are used in the Research conducted under this Agreement, and/or the Development, Manufacture or Commercialization of any R&D Candidate or Collaboration Product. Annexed hereto as Exhibit 1.11 is a list of each CAT In-License and the royalty obligations thereof.

1.12 "CAT Intellectual Property". CAT Intellectual Property shall mean (a) the CAT Know How, (b) the CAT Patent Rights, (c) the CAT Collaboration Know How, (d) the CAT Collaboration Patent Rights and (e) CAT's interest in the Joint Collaboration Know How, the Joint Collaboration Patent Rights, the Patent Rights and Know How subject to Section 8.1.3, the Copyrights and the Trademark.

1.13 "CAT Inventions". CAT Inventions shall mean all Inventions which are made or conceived solely by CAT's employees, agents or subcontractors in the performance of CAT's obligations under the Research Program and the Development Program, Manufacturing or in performing any Post-Approval Research.

1.14 "CAT Know How". CAT Know How shall mean Know How, other than CAT Collaboration Know How, that CAT Controls as of the Effective Date or that comes into the Control of CAT during the term of this Agreement.

1.15 "CAT Patent Rights". CAT Patent Rights shall mean Patent Rights, other than CAT Collaboration Patent Rights, that CAT Controls as of the Effective Date or that come into the Control of CAT during the term of this Agreement and which claim any Invention or CAT Prior Invention. Those CAT Patent Rights known to be existing as of the Effective Date are listed on Exhibit 1.15 attached hereto, which Exhibit 1.15 shall be updated from time to time.

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                                       -4-

1.16 "CAT Prior Invention". CAT Prior Invention shall mean a Prior Invention Controlled by CAT.

1.17 "CAT Technology". CAT Technology shall mean the CAT Antibody Library and associated technologies, including, without limitation, the assays described in Exhibit 1.17, as amended from time to time by the JSC.

1.18 "Change of Control". Change of Control shall mean any of the following: (a) the sale or disposition of all or substantially all of the assets of a Party to a Third Party, (b) the acquisition by a Third Party, other than an employee benefit plan (or related trust) sponsored or maintained by a Party or any of its Affiliates, of more than [***] of such Party's outstanding shares of voting capital stock, or (c) the merger or consolidation of a Party with or into another corporation, other than, in the case of (b) or
     (c) of this Section, an acquisition or a merger or consolidation of a Party in which holders of shares of such Party's voting capital stock immediately prior to the acquisition, merger or consolidation will have at least [***]of the ownership of voting capital stock of the acquiring Third Party or the surviving corporation in such merger or consolidation, as the case may be, immediately after the merger or consolidation.

1.19 "Clinical Supplies". Clinical Supplies shall mean supplies of R&D Candidate(s) in packaged form, Manufactured in compliance with GMP, ready to be used for the conduct of pre-clinical and/or human clinical trials by the Parties pursuant to the applicable Annual Development Plan.

1.20 "Collaboration Product". Collaboration Product shall mean any pharmaceutical, diagnostic, therapeutic or medicinal agent, item, product or formulation sold or offered for sale in the Territory and in the Field which contains an R&D Candidate as an active ingredient and for which Regulatory Approval has been received.

1.21 "Combination Product". Combination Product shall mean a product that contains a Collaboration Product as active component and at least one other active component.

1.22 "Commercialization". Commercialization shall mean any and all activities of using, importing, marketing, promoting, distributing, offering for sale and selling a Collaboration Product in the Field. When used as a verb, "Commercialize" shall mean to engage in Commercialization.

1.23 "Commercially Reasonable Efforts". Commercially Reasonable Efforts shall mean, in the conduct of the Research Program and the Development Program, application of those scientific, technical and other efforts or resources normally used by a Party in the conduct of discovery, research and development of a product or compound owned by it or to which it has rights, which is of similar market potential at a similar stage in its research, development or product life, taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position of, the applicable Specific Target, R&D Candidate, CAT Exclusive Antibody, Non-Antibody or Product, and the then current regulatory environment and status of the applicable R&D Candidate, CAT Exclusive Antibody, Non-Antibody or Product, as well as other relevant scientific factors. Without limiting the foregoing, Commercially Reasonable Efforts as it applies to the clinical development of any Specific Targets, R&D Candidates and/or Collaboration Product hereunder shall mean adherence to the activities and time lines (to the extent adherence to such activities and time lines is controllable by the Party responsible for performing such activities) set forth in the applicable Annual Research Plan and or Annual Development Plans prepared by the JSC, as may be amended from time to time based on the results of studies conducted with such Specific Target, R&D Candidate or Collaboration Product, and regulatory factors. To the extent that the performance of a Party's obligations hereunder is adversely affected by the other Party's failure to perform its obligations hereunder, such Party shall not be deemed to have failed to use its Commercially Reasonable Efforts in performing such obligations.

1.24 "Confidential Information". Confidential Information shall mean, with respect to a Party, all information (and all tangible and intangible embodiments thereof), which is Controlled by such Party, is disclosed by such Party to the other Party pursuant to this Agreement, and is designated as confidential in writing by the disclosing Party whether by letter or by use of an appropriate stamp or legend, prior to or at the time any such information is disclosed by the disclosing Party to the other Party. In addition, any information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the receiving Party a written document or documents describing the information disclosed and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the person(s) to whom such disclosure was made; provided, however, that any technical information disclosed at a meeting of the JSC shall constitute Confidential Information unless otherwise specified. Notwithstanding the foregoing, Confidential Information of a Party shall not include information which, and only to the extent, the receiving Party can establish by written documentation (a) has been publicly known prior to disclosure of such information by the disclosing Party to the receiving Party, (b) has become publicly known, without breach of this Agreement on the part of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party, (c) has been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) has been otherwise known by the receiving Party free of confidentiality obligations to the disclosing Party prior to disclosure of such information by the disclosing Party to the receiving Party, or (e) has been independently developed by employees or others on behalf of the receiving Party without the aid, application or use of such information disclosed by the disclosing Party to the receiving Party.

1.25 "Control" or "Controlled". Control or Controlled shall mean with respect to any (a) item of information, including, without limitation, Know How, or
     (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangements with any Third Party existing before or after the Effective Date.

1.26 "Copyright". Copyright shall mean any copyright Controlled by a Party or by both Parties, which copyright pertains to the promotional materials and literature that is selected for use by the JSC in connection with the promotion of Collaboration Products in the Territory.

1.27 "Cost of Goods Manufactured for Clinical Supplies". Cost of Goods Manufactured for Clinical Supplies shall mean a Party's costs to Manufacture Clinical Supplies, but solely to the extent that such costs could be included as an inventory cost under U.S. GAAP and shall include, but not be limited to, [***].

1.28 "Cost of Goods Manufactured for Commercialization". Cost of Goods Manufactured for Commercialization shall mean a Party's costs to Manufacture Collaboration Products, but solely to the extent that such costs could be included as an inventory cost under U.S. GAAP and shall include, but not be limited to, [***].

1.29 "Development". Development shall mean, on an R&D Candidate-by-R&D Candidate and country-by-country basis, all activities performed by or on behalf of either Party pursuant to the Annual Research Plan and the Annual Development Plan on such R&D Candidate in the Field, and, solely with respect to a Hybrid R&D Candidate, outside of the Field, from the date on which the JSC designates such R&D Candidate for further pre-clinical development toward IND filing until Regulatory Approval of a Collaboration Product containing such R&D Candidate is obtained in such country for the indication under study. Development shall include, without limitation, all activities related to [***]. When used as a verb, "Develop" shall mean to engage in Development.

1.30 "Development Costs". Development Costs shall mean the costs and expenses associated with Development activities actually incurred by either Party from the Effective Date through the later of (a) the date of the last Regulatory Approval obtained (including thereafter costs to maintain or expand such Regulatory Approval) in the Territory, or (b) the date of termination of Development of the final indication for which Regulatory Approval is to be sought in the Territory. The costs and expenses associated with Development activities shall include those costs required to obtain, maintain and/or expand the authorization and/or ability to Manufacture, formulate, fill, and/or ship Clinical Supplies and, for the avoidance of doubt, no cost or expenses associated with the Manufacture or preparation to Manufacture commercial supplies of a Collaboration Product shall be deemed to be a "Development Cost". "Development Costs" shall also include, but are not limited to, [***]. "Development Costs" shall also include [***]. In determining "Development Costs" chargeable under this Agreement, each Party will use its respective project accounting systems, and will review and approve its respective project accounting systems and methodologies with the other Party. The Parties hereby agree that efforts of the employees of a Party or its Affiliates in performing its activities hereunder shall be charged as Development Costs at the applicable FTE Rate. Notwithstanding anything in this Section 1.30 to the contrary [***]. All payments made by a Party to a Third Party in connection with the performance of its activities under the Annual Development Plan and an Annual Development Budget shall be charged as Development Costs at such Party's actual out-of-pocket cost. The costs of Manufacturing Clinical Supplies shall be charged as Development Cost in an amount equal to one hundred percent (100%) of the Cost of Goods Manufactured for Clinical Supplies. Except to the extent included in Cost of Goods Manufactured for Clinical Supplies under the preceding sentence such expenses incurred by each Party for equipment, materials and supplies utilized in performing its activities under the Annual Research Plan and the Annual Development Plan and an Annual Development Budget shall not be separately charged as Developments Costs, except for those expenses incurred by a Party, with the prior written consent of the JSC as set forth in the Annual Research Plan and the Annual Development Plan and Annual Development Budget, [***], which expenses shall be charged as Development Costs at such Party's actual out-of-pocket expense incurred in purchasing or making such equipment, materials or supplies.

1.31 "Distribution Costs". Distribution Costs shall mean the FTE costs and other costs specifically identifiable or allocable to the distribution of a Collaboration Product by a Party and described in an Annual
     Commercialization Plan including [***]. For purposes of this definition, FTE costs shall be charged at the applicable FTE Rate.

1.32 "Drug Delivery Technology". Drug Delivery Technology shall mean formulation, delivery and/or excipient systems and technologies which are proprietary to or subject to Patent Rights within the Control of ELAN, its licensees, licensors, and joint venture partners which are used for or related to delivery of pharmaceutical, diagnostic, therapeutic or medicinal agent, item or product, including without limitation an Antibody or Non-Antibody, to an animal and which is primarily intended to allow such agent, item or product to be administered on an optimized schedule and/or superior diagnostic utility and/or to be administered with reduced side effects and/or to be administered with enhanced efficacy and/or to be administered with better patient compliance and/or to be administered in reduced dosages. Drug Delivery Technologies shall expressly not include non-proprietary injection or infusion means of delivering an Antibody.

1.33 "Day" or "day". Day or day shall mean 9:00 a.m. to 6:00 p.m. on any day other than Saturday, Sunday, bank or other holiday or other public holiday in England and Wales, Ireland or the United States.

1.34 "Effective Date". Effective Date shall mean the execution date hereof.

1.35 "ELAN". ELAN shall mean Elan Pharma International Limited, an Irish Corporation, and those Affiliates which, in particular jurisdictions, Elan Pharma International Limited specifies to carry out its obligations under this Agreement.

1.36 "ELAN Collaboration Know How". ELAN Collaboration Know How shall mean Know How discovered, made or conceived solely by employees of, or others acting on behalf of, ELAN in performing its obligations under the Research Program, the Development Program, Manufacturing, or in performing any Post-Approval Research.

1.37 "ELAN Collaboration Patent Rights". ELAN Collaboration Patent Rights shall mean Patent Rights which claim ELAN Inventions and which are (i) made during the term of this Agreement or (ii) which come into the Control of ELAN during the term of this Agreement.

1.38 "ELAN Intellectual Property". ELAN Intellectual Property shall mean (a) the ELAN Know How, (b) the ELAN Patent Rights, (c) the ELAN Collaboration Know How, (d) the ELAN Collaboration Patent Rights and (e) ELAN's interest in the Joint Collaboration Know How, the Joint Collaboration Patent Rights, the Patent Rights and Know How subject to Section 8.1.3, the Copyrights and the Trademark.

1.39 "ELAN Inventions". ELAN Inventions shall mean all Inventions which are made or conceived solely by ELAN's employees, agents or subcontractors in the performance

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                                       -9-

     of ELAN's obligations under the Research Program, the Development Program, Manufacturing or in performing any Post-Approval Research.

1.40 "ELAN Know How". ELAN Know How shall mean Know How other than ELAN Collaboration Know How that ELAN Controls as of the Effective Date or that comes into the Control of ELAN during the term of this Agreement.

1.41 "ELAN Patent Rights". ELAN Patent Rights shall mean Patent Rights, other than ELAN Collaboration Patent Rights, that ELAN Controls as of the Effective Date or that come into the Control of ELAN during the term of this Agreement and which claim any Invention or ELAN Prior Invention. Those ELAN Patent Rights known to be existing as of the Effective Date are listed on Exhibit 1.41 attached hereto.

1.42 "ELAN Prior Invention". ELAN Prior Invention shall mean a Prior Invention Controlled by ELAN excluding any ELAN Technology.

1.43 "ELAN Technology". ELAN Technology shall mean those assays described in
     Exhibit 1.43.

1.44 "Enhancing Third Party Intellectual Property". Enhancing Third Party Intellectual Property shall mean, with respect to any country in the Territory, on a country-by-country basis, valid Patent Rights in such country owned or otherwise controlled by a Third Party that cover an invention which, if utilized by the Parties under this Agreement would facilitate Research conducted under this Agreement, and/or Development and/or Manufacture of an R&D Candidate or Collaboration Product, as the case may be, and/or if included in a Collaboration Product would materially enhance the commercial value of such Collaboration Product. For purposes of clarity, Enhancing Third Party Intellectual Property shall not include Blocking Third Party Intellectual Property.

1.45 "FDA". FDA shall mean the United States Food and Drug Administration or any successor agency thereto or the equivalent Regulatory Authority in any other country.

1.46 "FD&C Act". FD&C Act shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.47 "Excepted Antibody". Excepted Antibody shall mean (a) any Antibody exclusively or co-exclusively licensed, as applicable, to ELAN or CAT or acquired by ELAN or CAT (whether as part of the acquisition of a Third Party or via an asset acquisition) after the Effective Date; provided, however, that such Antibody shall at the time of the license or acquisition by ELAN or CAT be the subject of at least a [***] or (b) with respect to ELAN, any Antibody which is developed or offered for sale by ELAN or its

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                                      -10-

     Affiliates, existing as of the Effective Date, but solely as a component part of a diagnostic product or service.

1.48 "Field". Field shall mean the discovery, isolation, characterization, research, development, and/or commercialization of an Antibody useful for the diagnosis, treatment and/or prevention of one or more of the following disease conditions wherein the primary scientific rationale or activity is [***].

     (a)  neurodegenerative conditions [***].

     For the purpose of this Agreement, the term "Field" shall exclude antagonists of [***] and antagonists of those [***] Targets which are identified in a sealed and dated envelope provided by CAT to the London office of Arnold & Porter on or before the Effective Date. The London office of Arnold & Porter shall keep such envelope in a safe and secure manner until such time as instructed in a written document signed by both Parties to open such envelope or to release such envelope as may be directed in such document.

1.49 "First Commercial Sale". First Commercial Sale shall mean, with respect to any Product and any country in the Territory, the first sale of Product under this Agreement to a Third Party in such country, after such Product has been granted Regulatory Approval under this Agreement by the competent Regulatory Authorities in such country.

1.50 "Full Time Equivalent" or "FTE". Full Time Equivalent or FTE shall mean a total of [***] each, as applicable, on the Research to be conducted under this Agreement, and/or the Development or Manufacturing of an R&D Candidate or Collaboration Product carried out by employees of a Party having the appropriate scientific expertise to conduct such activities. From the date hereof and for two (2) years thereafter, the "applicable FTE rate" shall mean [***]. The FTE rate for the period commencing [***] from date hereof, shall be negotiated in good faith by and between the Parties, proposed by the Joint Project Team and approved or ratified by the JSC. The FTE rate for the initial period shall not be taken as indicative of the FTE rate for periods after the [***] period identified. The Parties shall include within the determination of FTE rate only [***].

1.51 "Good Clinical Practice" or "GCP". Good Clinical Practice or GCP shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which the applicable

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                                      -11-

     Product is intended to be sold, to the extent such standards are not less stringent than United States GCP.

1.52 "Good Laboratory Practice" or "GLP". Good Laboratory Practice or GLP shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which the applicable Product is intended to be sold, to the extent such standards are not less stringent than United States GLP.

1.53 "Good Manufacturing Practice" or "GMP". Good Manufacturing Practice or GMP shall mean the then current standards for manufacturing activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which the applicable Product is intended to be manufactured or sold, to the extent such standards are not less stringent than United States GMP.

1.54 "Gross Sales". Gross Sales shall mean the gross amount invoiced by either Party, their Affiliates or permitted sublicensees for sales of a Product to Third Parties in each country of the Territory.

1.55 "IND". IND shall mean an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of an R&D Candidate in human subjects, or an equivalent foreign filing.

1.56 "Invention". Invention shall mean any process, method, composition of matter, article of manufacture, discovery or finding which is necessary for the Research conducted under this Agreement and/or which is necessary to the Research, Development, Manufacture or Commercialization of any Antibody, CAT Exclusive Antibody, Non-Antibody, R&D Candidate or Product.

1.57 "Joint Collaboration Inventions". Joint Collaboration Inventions shall mean all Inventions discovered, made or conceived jointly by employees of CAT and ELAN, or others acting jointly on their behalf, in performing their obligations under the Research Program, the Development Program, Manufacturing or in performing any Post-Approval Research.

1.58 "Joint Collaboration Know How". Joint Collaboration Know How shall mean Know How discovered, made or conceived jointly by employees of CAT and ELAN, or others acting jointly on their behalf, in performing their obligations under the Research Program or Development Program, Manufacturing or in performing any Post-Approval Research.

1.59 "Joint Collaboration Patent Rights". Joint Collaboration Patent Rights shall mean Patent Rights that claim Joint Collaboration Inventions.

1.60 "Know How". Know How shall mean all Inventions, discoveries, data, information, processes, methods, techniques, materials, technology, results or other know how, whether or not patentable but which are not generally known, that are useful for the Research conducted under this Agreement and/or the Development, Commercialization or Manufacture of any Antibody, R&D Candidate, CAT Exclusive Antibody, Non-Antibody and/or Product and/or any method of making an Antibody, R&D Candidate, CAT Exclusive Antibody, Non-Antibody and/or Product.

1.61 "Major Market Country". Major Market Country shall mean any of the United States, France, Germany, Italy, Japan or the United Kingdom.

1.62 "Manufacture", "Manufactured" or "Manufacturing". Manufacture, Manufactured or Manufacturing shall mean all activities involved in the production of an R&D Candidate or Collaboration Product to be Developed and/or Commercialized under this Agreement.

1.63 "Marketing Costs". Marketing Costs shall mean the FTE costs and other costs of marketing, promotion and advertising [***]. Such costs will include both internal FTE costs and outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.). "Marketing Costs" shall also include [***]. "Marketing Costs" will specifically exclude [***]. For purposes of this definition, FTE costs shall be charged at the applicable FTE Rate.

1.64 "Mild Cognitive Impairment" or "MCI". Mild Cognitive Impairment or MCI shall mean a state in which memory and/or cognition has declined and is abnormal for age and education, but the severity of which is insufficient to be consistent with dementia and/or Alzheimer's disease.

1.65 "Net Commercialization Revenues". Net Commercialization Revenues shall mean any signature fees, upfront, lump sum and milestone payments which either Party receives from Third Party sublicensees of such Party in respect of an applicable CAT Exclusive Antibody, Party Exclusive Product and/or Collaboration Product in consideration for the rights granted to such Third Party sublicensees.

1.66 "Net Sales". Net Sales shall mean Gross Sales of a Product less applicable Sales Returns and Allowances. In the case of Combination Products, Net Sales means the Gross Sales billed or invoiced on sales of such a Combination Product less applicable Sales Returns and Allowances multiplied by a proration factor. The prorated component value shall be mutually agreed upon by the Parties in writing prior to product launch of such a Combination Product. If all components of the Combination Product were sold separately during the same or immediately preceding royalty period, the proration factor shall be determined by the formula [***].

1.67 "Non-Antibody". Non-Antibody shall mean any molecule other than an Antibody which interacts with a Specific Target.

1.68 "Non-Antibody Product". Non-Antibody Product shall mean any pharmaceutical, therapeutic or medicinal agent, item, product or formulation sold or offered for sale in the Territory which contains a Non-Antibody as an active ingredient; provided, however, that such Non-Antibody interacts with a Specific Target which (a) as a direct result of the Research conducted by the Parties under this Agreement resulted in the selection of an Antibody that binds to that Specific Target in a manner set out in written criteria agreed from time to time by the JSC and (b) satisfies clause (iv) of the definition of Specific Targets.

1.69 "Ongoing Development Costs". Ongoing Development Costs shall mean FTE costs and other costs and expenses borne by either Party with respect to Post Approval Research approved by the JSC and other expenses approved by the JSC associated with market positioning of a Collaboration Product to the extent not otherwise included within Development Costs, Marketing Costs or Sales Costs. For purposes of this definition, FTE costs shall be charged at the applicable FTE Rate.

1.70 "Other Out-Of-Pocket Costs". Other Out-Of-Pocket Costs shall mean the following:

     . Third Party License Fees (other than those related to the Manufacture of Clinical Supplies or Collaboration Products);

     .    Patent Costs and trademark costs;

     . product liability insurance to the extent the Parties obtain a joint policy; and

     . such other costs and expenses identified and approved to be Other Out-Of-Pocket Costs by the JSC.

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                                      -14-

1.71 "Party Exclusive Product". Party Exclusive Product shall mean any pharmaceutical, diagnostic, therapeutic, or medicinal agent, item or product sold or offered for sale in the Territory, both within and without the Field, which is subject to the provisions of Section 5.6 and which contains as an active ingredient a CAT Exclusive Antibody.

1.72 "Patent Costs". Patent Costs shall mean the fees and expenses paid to outside legal counsel and experts, and filing and maintenance expenses, incurred after the Effective Date, in connection with the establishment and maintenance of Joint Collaboration Patent Rights and under Patent Rights covering any Collaboration Product (to the extent to be shared by the Parties under the Agreement), including, to the extent specified in Section 8 of the Agreement, costs of patent interference, reexamination, reissue, opposition and revocation proceedings.

1.73 "Patent Rights". Patent Rights shall mean any and all (a) patents, (b) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications, requests for continued examination, divisions, renewals, and all patents granted thereon, and (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof.

1.74 "Phase I Clinical Trial". Phase I Clinical Trial shall mean studies in humans to obtain initial data regarding solely the safety of an R&D Candidate.

1.75 "Phase IIa Clinical Trial". Phase IIa Clinical Trial shall mean a clinical study in humans that provides sufficient efficacy data to support the validity of a therapeutic concept and adequate safety data in a relevant patient population to reasonably support further investigation of the safety and efficacy of the therapeutic candidate in further clinical studies. A Phase IIa trial may not include, except upon the approval of the Joint Project Team, fewer than [***] patients.

1.76 "Phase IIb Clinical Trial". Phase IIb Clinical Trial shall mean a clinical study in humans which provides for one or more definitive, well-controlled clinical trials in the relevant patient population for the purpose of determining the safe and effective dose range in the proposed therapeutic indications as more fully described in 21 C.F.R. 312.21 (b).

1.77 "Phase III Clinical Trial". Phase III Clinical Trial shall mean one or more controlled studies in humans of the efficacy and safety of an R&D Candidate, which is prospectively designed to demonstrate statistically whether the R&D Candidate is safe and ef-fective for use in a particular indication, in a manner intended to be sufficient to obtain Regulatory Approval to market that R&D Candidate and which the Joint Project Team designates as a Phase III Clinical Trial.

1.78 "Phase IV Clinical Trial". Phase IV Clinical Trial shall mean any clinical trial in humans with a Collaboration Product in an indication to be conducted after a Regulatory Approval in such indication which was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval.

1.79 "Post-Approval Research". Post-Approval Research shall mean ongoing research and development of a Collaboration Product, pursuant to this Agreement, after such Collaboration Product has received Regulatory Approval in a country of the Territory, including, without limitation, Phase IV Clinical Trials and clinical studies in support of additional indications within the Field or label changes for such Collaboration Product in such country during the term of this Agreement.

1.80 "Pre-Marketing Costs". Pre-Marketing Costs shall mean FTE Costs and those out-of-pocket expenses incurred on a country-by-country basis and region-by-region basis, by either Party, other than Development Costs, before Regulatory Approval of a Collaboration Product, in such country, directly attributable to the carrying out of such Party's obligations under the Commercialization Plan or an Annual Commercialization Plan, as applicable, in preparation for Commercialization in such country. Such expenses may include, without limitation, [***]. For purposes of this definition, FTE costs shall be charged at the applicable FTE Rate.

1.81 "Primary Application". Primary Application shall mean a major application of an Antibody or Target as ascertained at the time of assessment using objective and reasonable scientific and/or commercial criteria, data and/or information . Primary Application shall not mean any minor or incidental application.

1.82 "Prior Invention". Prior Invention of a Party shall mean an Invention Controlled by either Party, which Invention is made by that Party's employees, agents or subcontractors before the Effective Date or which otherwise came into the Control of such Party before the Effective Date.

1.83 "Product". Product shall mean a Collaboration Product, Non-Antibody Product or Party Exclusive Product, as the case may be.

1.84 "Pro-Forma Net Profit". Pro-Forma Net Profit shall mean, on a Collaboration Product-by-Collaboration Product and country-by-country basis, the Net Sales obtained from the sale of such Collaboration Product in such country less, as applicable, in re-spect of such Collaboration Product (i) the Cost of Goods Manufactured for Commercialization or the Cost of Goods Manufactured for Clinical Supplies and (ii) Reimbursable Commercial Costs.

1.85 "Research Expenses". Research Expenses shall mean the expenses (other than Third Party License Fees) of the Parties incurred in performing Research and/or activities other than Development which support the Development Program and/or are useful in obtaining Regulatory Approval for an R&D Candidate pursuant to the Annual Research Plan or as expressly provided for in an Annual Development Plan.

1.86 "Regulatory Approval". Regulatory Approval shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of BLAs or their foreign equivalents, supplements and amendments, pre- and post-approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export and sale of Collaboration Product(s) in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval shall not be achieved for a Collaboration Product in a country until any applicable pricing and governmental third party reimbursement approvals (other than those required by Medicaid or Medicare) have also been obtained in such country.

1.87 "Regulatory Approval Filing". Regulatory Approval Filing shall mean, on a country by country basis, the submission of an application for Regulatory Approval of an R&D Candidate to the appropriate Regulatory Authorities in such country and the acceptance, by such Regulatory Authorities, of such application for review.

1.88 "Regulatory Authority". Regulatory Authority shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval for an R&D Candidate.

1.89 "Reimbursable Commercial Costs". Reimbursable Commercial Costs shall mean Distribution Costs, Marketing Costs, Sales Costs, Development Costs, Ongoing Development Costs, Other Out-of-Pocket Costs, Research Expenses and Pre-Marketing Costs and post-commercialisation Research Expenses.

1.90 "Research". Research shall mean, on a Specific Target-by-Specific-Target basis, any activity undertaken with respect to an Antibody, a Specific Target or a R&D Candidate or all activities undertaken by or on behalf of either Party under this Agreement, prior to Development, including, without limitation, identification of Specific Targets, use of the CAT Technology with respect to a Specific Target, immunochemistry, immunology, cell biology, pharmacology, preclinical toxicology, and formulation.

1.91 "Research Term". Research Term shall mean a four (4) year period commencing on the Effective Date and expiring on the fourth anniversary of the Effective Date, unless extended as otherwise provided by this Agreement or by mutual agreement of the Parties.

1.92 "R&D Candidate". Research and Development Candidate or R&D Candidate shall mean any Antibody to a Specific Target (other than a CAT Exclusive Antibody) that the Joint Steering Committee designates as a R&D Candidate by determining that such Antibody should proceed with GLP toxicology studies.

1.93 "Sales Costs". Sales Costs shall mean FTE costs and other costs submitted by ELAN as part of the Commercialization Plan and an Annual
     Commercialization Plan and specifically attributable to sales of Collaboration Product in the Territory and shall include, without limitation, [***]. Sales Costs will not include [***]. For purposes of this definition, FTE costs shall be charged at the applicable FTE Rate.

1.94 "Sales Returns and Allowances". Sales Returns and Allowances shall mean the sum of (a) and (b), where: (a) is a provision, determined by a Party under U.S. GAAP for sales of Products in the Territory for (i) trade, cash and quantity discounts on Products (other than price discounts granted at the time of invoicing and which are already included in the determination of Gross Sales), (ii) credits or allowances given or made for rejection or return of, and for uncollectible amounts on, previously sold Products or for rebates or retroactive price reductions (including Medicare, Medicaid and similar types of rebates and charge backs), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount for Products, as adjusted for rebates and refunds, (iv) charges for freight and insurance directly related to the distribution of Products, to the extent included in Gross Sales, and (v) credits for allowances given or made for wastage replacement, indigent patient and any other sales programs agreed to by the Parties for Products; and (b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred by a Party in the Territory for items (i), (ii), (iii), (iv) and (v) in clause (a). For Collaboration Products, the provision allowed in clause (a) and adjustments made in clause (b) (if any) will be reviewed by the Joint Commercialization Team and approved by the JSC.

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                                      -18-

1.95 "Specific Target". Specific Targets shall mean (i) the Targets listed on
     Exhibit 1.95 as may be amended in writing by the Parties from time to time during the term of this Agreement, (ii) proteins that are known to reside within any complex formed by the Targets listed on Exhibit 1.95 which are publicly known at the Effective Date or which are discovered by ELAN and/or CAT, (iii) any known partner protein to the Targets identified on Exhibit
     1.95 that is specific to a mechanism of action contained in the definition of "Field", and (iv) any additional Targets approved by the JSC during the Research Term and any extensions thereof. For the avoidance of doubt the following Targets are not and cannot be Specific Targets:

     (a)  Targets to [****] and/or

     (b)  Targets which do not pass the CAT Gatekeeping Procedure.

1.96 "Sublicensee". Sublicensee shall mean a Third Party that is granted a license and/or sublicense under this Agreement pursuant to Section 3.3 to both make and sell Collaboration Products. "Sublicensee" shall also include a Third Party that is granted the right to distribute Collaboration Product; provided that such Third Party is also responsible for marketing and promotion of the Collaboration Product within the applicable territory. "Sublicense" shall mean an agreement or arrangement pursuant to which such a sublicense or distribution right has been granted.

1.97 "Target". Target shall mean[***].

1.98 "Territory". Territory shall mean the entire world.

1.99 "Third Part(y/ies)". Third Part(y/ies) shall mean any person(s) or entity(y/ies) other than CAT or ELAN.

1.100 "Third Party License". Third Party License shall mean any agreement with a Third Party for a license under intellectual property rights or technology necessary or useful for the Research, Development, Manufacture or Commercialization of an R&D Candidate or a Collaboration Product, which license is entered into, during the term of this Agreement, by a Party pursuant to Section 8.8.

1.101 "Third Party License Fee". Third Party License Fee shall mean license fees, royalties and other amounts paid to any Third Party under each Third Party License or CAT In-License specified pursuant to Exhibit 1.11.

1.102 "Trademark". Trademark shall mean any trademark Controlled by ELAN that is selected for use by ELAN in connection with the Commercialization of any Collabora-tion Product hereunder; provided, however, that the term "Trademark" shall not include the tradename of either Party or any trademark or trade dress of either Party which is not used exclusively in connection with the Collaboration Products Commercialized under this Agreement.

2.   SCOPE OF THE COLLABORATION.

2.1 Collaboration Goals. Pursuant and subject to the terms of this Agreement, the Parties agree to: (a) engage in discovery and Research activities with the goal of identifying one or more R&D Candidates in the Field, (b) engage in Development activities with the goal of obtaining Regulatory Approval for Collaboration Products in the Territory where it makes commercial sense to do so given the size of the potential market and the safety and efficacy profile of each Collaboration Product and (c) engage in Commercialization of Collaboration Products with the goal of optimizing the profit available to each Party. For purposes of clarity, it is understood by the Parties that the JSC may decide that it does not make commercial sense for the Parties to Develop or Commercialize a Collaboration Product in a particular country in the Territory. Each Party agrees to use Commercially Reasonable Efforts in performing its tasks and responsibilities and in conducting all activities ascribed or assigned to it under this Agreement, the then current Annual Research Plan, Annual Development Plan, any Annual Research Budget, Annual Development Budget, the then current Commercialization Plan and any Annual Commercialization Plan. Each Party shall cooperate with and provide reasonable support to the other Party in performing its activities with respect to the Research, Development and Commercialization work contemplated hereunder. Each Party agrees, during the term of this Agreement, to Develop, Manufacture, and Commercialize, as applicable, Collaboration Products, Party Exclusive Products and Non-Antibody Products, only under the terms of this Agreement.

2.2 Exclusive Working Relationship. Except as expressly set forth in this Agreement and subject to the other terms and conditions of this Agreement, for separate and valuable consideration, it is understood and agreed by the Parties that:

     (a) During the Research Term, with respect solely to Research and Development in the Field and subject to Section 13.1, each Party shall work exclusively with the other Party.

          (i) In discharge of its obligations pursuant to this Section 2.2(a), but without limiting its obligations thereunder, CAT shall refuse to permit, on a Target by Target basis, use of, access to or grant a license for, as applicable, both the CAT Technology and/or the CAT Intellectual Property to any Third Party whom, having discharged its obligations under Sec-tion 2.4, [***]. Nothing in Section 2.2(a) shall preclude incidental activities by CAT in the Field utilizing technologies, including without limitation the CAT Technology and any technology other than the ELAN Technology so long as such activities are not pursuant to any arrangement, written or otherwise, [***].

          (ii) In discharge of its obligations pursuant to this Section 2.2(a), but without limiting its obligations thereunder, ELAN shall refuse to permit, on a Target by Target basis, use of, access to or grant a license for, as applicable, both the ELAN Technology and/or the ELAN Intellectual Property (other than any ELAN Prior Invention and solely to the extent such ELAN Intellectual Property directly claims a Specific Target or the use thereof as a pharmaceutical, therapeutic or medicinal agent, item, or product) to any Third Party whom ELAN, having discharged its obligations under Section 2.4 [***] provided, however, that the provisions of this Section 2.2(a)(ii) shall only apply (unless CAT otherwise consents in writing) to [***]. Nothing in Section 2.2(a) shall preclude incidental activities by ELAN in the Field utilizing technologies, including without limitation the ELAN Technology and any technology other than the CAT Technology, so long as such activities are not pursuant to any arrangement, written or otherwise, [***].

     (b) Except as otherwise provided for in Sections 2.2(d)(ii) through 2.2(d)(iii), during the Research Term, the Parties shall work exclusively with each other on Specific Targets, R&D Candidates and Collaboration Products.

     (c) Following the expiration of the Research Term, the Parties shall work exclusively with each other to Research, Develop, Manufacture and Commercialize R&D Candidates and Collaboration Products in the Territory.

     (d)  Notwithstanding anything in Sections 2.2(a) and (b) to the contrary:

          (i)  Throughout the term of the Agreement and thereafter ELAN may:

               (A) either by itself or with a Third Party, discover, research, develop, and commercialize any composition of matter [***] without any obligations to CAT, other than as expressly provided for Non-Antibodies, Non-Antibody Products and Hybrid R&D Candidates in Sections 7.1.8, 5.7. and 12.4; and/or

               (B) either by itself or with a Third Party, utilize filamentous bacteriophages for purposes [***]; provided, however, that such use shall not be deemed to be licensed or free of any claims of infringement under the CAT Intellectual Property;

               (C) except with respect to Specific Targets, enter into one or more written contractual arrangements, including joint ventures, with Third Parties wherein such arrangements utilize technology other than CAT Technology to [***] provided, however, that ELAN (i) shall, if CAT provides significant material assistance therewith, use commercially diligent efforts to persuade the Third Party to use the CAT Technology on the same terms as set forth in this Agreement in any proposed arrangement relating to the [***] unless CAT consents otherwise; and/or

          (ii) Throughout the Research Term ELAN may:

               (A) permit use of, access to and/or grant a license to any Third Party under, as applicable, the ELAN Technology and/or the ELAN Intellectual Property provided always that ELAN has discharged its obligations under Section 2.4. It shall not be considered a breach of Section 2.2(a)(ii) if subsequent to its being subjected to the ELAN Technology it is determined that any [***].

          (iii) Throughout the Research Term CAT may:

               (A) permit use of, access to and/or grant a license to any Third Party under, as applicable, the CAT Technology and/or the CAT Intellectual Property provided always that CAT has discharged its obligations under Section 2.4 and provided further that (i) CAT has drawn its obligations under this
                    Section 2 to the attention of such Third Party including [***] and [***]. It shall not be considered a breach of
                    Section 2.2(a)(i) if (i) subsequent to its being subjected to the CAT Technology it is determined [***] or (ii) if CAT permits use of, access to and/or grants a license to a Third Party to the CAT Technology and/or the CAT Intellectual Property in accordance with this Section provided that [***] and/or

               (B) permit use of, access to and/or grant a license to a Third Party under the CAT Technology and/or the CAT Intellectual Prop-erty where [***]. Notwithstanding the foregoing, CAT shall use reasonable efforts, to the extent it is legally able to do so, not to grant any rights to a Target (save as provided in Section 2.2(d)(iii)(A) above) if to do so would breach the provisions of Section 2.2(a)(i). [***]. CAT shall not solicit submission by the Third Party of such Target where it knows or should reasonably know that such [***]. In addition CAT shall, to the extent it is legally able to do so on a regular basis but no less than once every [***], (i) notify ELAN [***] and (ii) notify ELAN when a Target is rejected because it has been [***] and accepted by CAT due to [***] and/or

          (iv) Throughout the term of this Agreement and thereafter:

               (A) Other than with respect to Specific Targets and subject to the CAT Gatekeeping Procedure, throughout the term of the Agreement and thereafter, CAT, either by itself or with a Third Party, may use the assays listed in Exhibit 1.17, [***].

               (B) On a Target by Target basis, either Party may be excused from so much of its obligations to the other Party pursuant to Section 2.2(a) through (c) as which [***].

               (C) ELAN, at its option, shall be freed from any obligations pursuant to Section 2.2(a) and 2.2(b) of this Agreement if the activity at issue constitutes the discovery, research, development, manufacturing, commercialization or the other operations [***] provided, however, that (i) ELAN shall use commercially reasonable efforts to encompass any activities subject to this Section 2.2(d)(iv)(C) within the terms and conditions of this Agreement and [***] unless CAT otherwise consents.

               (D) CAT, at its option, shall be freed from any obligations pursuant to Section 2.2(a) and 2.2(b) of this Agreement if the activity at issue constitutes the discovery, research, development, manufacturing, commercialization or the other operations [***] provided, however, that CAT shall use commercially reasonable efforts to encompass any activities subject to this Section 2.2(d)(iv)(D) within the terms and conditions of this Agreement [***].

2.3 Further Exclusions. Notwithstanding any other provision of this Agreement, nothing herein shall be deemed to extend to or include any Drug Delivery Technology or an Excepted Antibody. Each of the rights and licenses granted by each Party and each of the obligations placed upon each Party hereby shall be deemed to exclude and shall not extend to Drug Delivery Technology, any Excepted Antibody and/or the use of Drug Delivery Technology or any Excepted Antibody, within and without the Field, and/or any research, development and/or commercialization activities, including those conducted by ELAN or CAT with a Third Party relating solely to the use or potential use of Drug Delivery Technology or an Excepted Antibody; provided, however, [***].

2.4 Safeguard Procedures. Each Party will exercise reasonable diligence in the discharge of its obligations under this Article 2, including, without limitation, undertaking such investigations and initiating such inquiries of Third Parties as are commercially reasonable in order to obtain sufficient information regarding the intended or actual use of any Patent Rights, Know How or ELAN Technology or CAT Technology to be licensed, used internally or shared with or licensed to a Third Party so as to permit a reasonable assessment of the intended or actual use thereof. [***]. In the discharge of its obligations under this Section 2.4, CAT shall subject any Target [***] to such family, motif, sequence analyses or other customary or scientifically established techniques as may reasonably be used to determine whether such Target should be subject to the restrictions of
     Article 2.2(a) of this Agreement.

3.   LICENSES.

3.1  Licenses to CAT.

     (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 3.4, ELAN hereby grants to CAT:

          (i) a world-wide, non-exclusive license or sublicense, as the case may be, without the right to grant sublicenses (except pursuant to the terms set forth in Section 3.3) under the ELAN Intellectual Property solely to the extent necessary for CAT to exercise its rights and perform its activities, under this Agreement, in the conduct of the Research Program, the Development Program and any Post-Approval Research;

          (ii) a worldwide, exclusive (except to the extent necessary for ELAN or its Sublicensees to Manufacture Collaboration Products and/or Commercialize Collaboration Products pursuant to this Agreement) license or sublicense, as the case may be, without the right to grant sublicenses (except pursuant to the terms set forth in Section 3.3) under the ELAN

               Intellectual Property solely as is necessary for the Manufacture of Clinical Supplies and, as may be required by the JSC, the Manufacture of Collaboration Products; and

          (iii) subject to the provisions of Section 5.6, an exclusive, worldwide license or sublicense, as the case may be, with a limited right to grant sublicenses pursuant to the terms set forth in Section 3.3, under the Joint Collaboration Know How, the Joint Collaboration Patent Rights and the Patent Rights and Know How subject to Section 8.1.3 to research, develop, manufacture and commercialize, both within and without the Field, each CAT Exclusive Antibody and Party Exclusive Products.

     (b) Subject to the other provisions of this Agreement, in the event that, during the applicable term of this Agreement, the Research to be conducted under this Agreement and/or the Development of R&D Candidates under this Agreement and/or the Manufacture of, as applicable, Clinical Supplies or Collaboration Products in the Territory by CAT, and/or the enjoyment of CAT's rights pursuant to
          Section 5.6 to research, develop and commercialize any CAT Exclusive Antibody and Party Exclusive Products would misappropriate any Know How and/or infringe any Patent Rights Controlled by ELAN that are not covered by the licenses and sublicenses granted to CAT in Section 3.1(a)(i) through (a)(iii), ELAN hereby grants to CAT, to the extent ELAN is legally able to do so, a worldwide, non-exclusive license (subject to the provisions of Sections 13 (Withdraw to Royalty Position) and 5.6 (CAT Exclusive Antibodies) under such Know How and Patent Rights, to enable CAT and/or its Sublicensees to conduct Research and/or Develop R&D Candidates under the terms of this Agreement and/or Manufacture of, as applicable, Clinical Supplies or Collaboration Products in the Territory and/or research, develop and commercialize any CAT Exclusive Antibody and Party Exclusive Product in accordance with the licenses and sublicenses granted in Section 3.1(a)(i) through (a)(iii).

3.2  Licenses to ELAN.

     (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 3.4, CAT hereby grants to ELAN:

          (i) a worldwide, non-exclusive license or sublicense, as the case may be, without the right to grant sublicenses (except pursuant to the terms set forth in Section 3.3) under the CAT Intellectual Property solely to the extent necessary for ELAN to exercise its rights and perform its activi-ties, under this Agreement, in the conduct of the Research Program, the Development Program and any Post-Approval Research;

          (ii) a worldwide, exclusive (except to the extent necessary for CAT to conduct Research under this Agreement and/or Develop R&D Candidates and/or to Manufacture, as applicable Clinical Supplies or Collaboration Products pursuant to this Agreement) license or sublicense, as the case may be, without the right to grant sublicenses (except pursuant to the terms set forth in Section 3.3) under the CAT Intellectual Property to conduct Research and/or Develop R&D Candidates and/or Manufacture or Commercialize Collaboration Products in the Field and, as required, a grant of such license rights outside of the Field with respect to Hybrid R&D Candidates and Collaboration Product containing Hybrid R&D Candidates which are also being Commercialized within the Field by ELAN; and

          (iii) Subject to the provisions of Sections 5.6 and 7.1.8, an exclusive, worldwide license or sublicense, as the case may be, with a limited right to grant sublicenses pursuant to the terms set forth in Section 3.3, under the CAT Intellectual Property, Joint Collaboration Know How and the Joint Collaboration Patent Rights to research, develop, manufacture and commercialize any Non-Antibody and/or Non-Antibody Product within the Territory and, where applicable, CAT Exclusive Antibodies and Party Exclusive Products which are subject to the provisions of Section 5.6.2.

     (b) Subject to the other provisions of this Agreement and during its term, in the event that the Research to be conducted under this Agreement and/or the Development of R&D Candidates under this Agreement and/or the Manufacture of, as applicable, Collaboration Products in the Territory by ELAN would, and/or the enjoyment of ELAN's rights pursuant to Sections 3.2(a)(ii), 5.6, 7.1.8, 12.3 and 13.2.5 to
          research, develop and commercialize any Non-Antibody or Non-Antibody Product or, as applicable, CAT Exclusive Antibodies and Party Exclusive Products subject to Section 5.6, would misappropriate any Know How and/or infringe any Patent Rights Controlled by CAT that are not covered by the licenses and sublicenses granted to ELAN in Section 3.2(a)(i) through (a)(iii), CAT hereby grants to ELAN, to the extent CAT is legally able to do so, a worldwide, non-exclusive license (subject to the provisions of Sections 7.1.8, 5.6 and 13) under such Know How and Patent Rights, to enable ELAN and/or its Sublicensees to conduct Research and/or Develop

          R&D Candidates under the terms of this Agreement and/or Manufacture of, as applicable, Clinical Supplies or Collaboration Products in the Territory and/or research, develop and commercialize any Non-Antibody or Non-Antibody Product and/or, as applicable, CAT Exclusive Antibodies and Party Exclusive Products subject to Section 5.6, in accordance with the licenses and sublicenses granted in Section 3.2(a)(i) through (a)(iii).

3.3 Licensing and Sublicensing to Third Parties. If pursuant to Section 5.2.2, the JSC approves the utilization of one or more Third Parties to perform certain tasks in the conduct of the Research Program, the Development Program or any Post-Approval Research, the Party entering into a contract with such Third Party for the performance of such services, may, as part of such contract, grant to such Third Party a nonexclusive, nontransferable license or sublicense, as applicable, without the right to grant sublicenses, under the CAT Intellectual Property or the ELAN Intellectual Property, as applicable, only to the extent and only for so long as such license or sublicense is necessary for such Third Party to perform such tasks. All such contracts and sublicenses entered into by either Party with any such Third Party shall:

     (a) be subject to the prior written approval of the JSC with the prior review of each Party's legal department, which approval shall not be unreasonably withheld or delayed;

     (b) provide that as between the appointing Party and the Third Party all results emerging from such work and any related intellectual property shall, as provided for under this Agreement, be owned jointly by ELAN and CAT;

     (c) provide that, where applicable, such Third Party shall permit the appointing Party to access all data required to be disclosed to any applicable Regulatory Authority with respect to any proposed Regulatory Approval.

3.4 No Other Rights. No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise.

4.   MANAGEMENT OF COLLABORATION.

4.1  Joint Steering Committee.

4.1.1 Formation, Membership. Within [***] after the date first written above, ELAN and CAT shall establish a "Joint Steering Committee" or "JSC" to oversee and direct the conduct of Research and the Development of each Specific Target and R&D Candidate and to oversee and coordinate those activities that are necessary for the successful Commercialization for a Collaboration Product in the Territory, as further described below in this Agreement. The JSC shall be comprised of [***] representatives from each Party as appointed by such Party, which representatives shall be senior representatives of each Party and shall have expertise suitable to the then-current activities of the collaboration. The JSC may change its size from time to time by mutual consent of its members. A Party may replace one (1) or more of its representatives from time to time upon written notice to the other Party. The JSC will exist until the termination of this Agreement unless the Parties otherwise agree in writing.

4.1.2 Chairperson; Secretary. The chairperson and secretary of the JSC shall rotate on an annual basis between the Parties. The chairperson and secretary shall not be from the same Party at the same time. The first chairperson shall be designated by ELAN. The first secretary shall be designated by CAT. The chairperson will be responsible for scheduling meetings of the JSC, preparing agendas for meetings, sending to all JSC members notices of all regular meetings and agendas for such meetings at least [***] before such meetings. The secretary shall record the minutes of the meeting, circulate copies of meeting minutes to the Parties and each JSC member promptly following the meeting for review, comment and approval, and shall finalize approved meeting minutes. The chairperson shall be a member of the JSC but the secretary need not be a member of the JSC.

4.1.3 Meetings. The JSC shall meet at least once each Calendar Quarter during the term of this Agreement, unless otherwise mutually agreed by the Parties. Either Party may call a special meeting of the JSC on [***] written notice to the other Party and each of the JSC members. Such written notice shall include an agenda for the special meeting. Meetings, including, without limitation, special meetings, of the JSC will alternate between the offices of the Parties, unless otherwise agreed by the members of the JSC, or may be held telephonically or by video-conference. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is in attendance or participating in the meeting. Members of the JSC shall have the right to participate in and vote at meetings by telephone. The most senior attending representative of each Party on the JSC shall have the right to vote on behalf of any members of the JSC from such Party not attending a JSC meeting in person or by telephone. Each Party shall be responsible for expenses incurred by its employees and its members of the JSC in attending or otherwise participating in JSC meetings and, for the avoidance of doubt, such expenses shall not be considered Research Expenses, Development Costs or Reimbursable Commercial Costs.

4.1.4 Responsibilities of the JSC. In addition to its general responsibility to oversee and coordinate the conduct of Research under this Agreement and the Development according to the Research Program and the Development Program, ensure a regular flow of Research and Development information between the Parties and to oversee and coordinate the Commercialization of Collaboration Products in the Territory, the JSC shall in particular:

     (a)  [***];

     (b)  [***];

     (c)  [***];

     (d) approve the Annual Research Plan for the period from Effective Date first written above through calendar year 2001 in accordance with
          Section 5.2.1, and prepare and approve an updated Annual Research Plan during each subsequent year in which the Parties engage in Research activities;

     (e) review, update and/or approve, as necessary, each applicable and subsequent Annual Research Plan, Annual Research Budget, Annual Development Plan and Annual Development Budget;

     (f) review and approve any substantive departure from any Annual Research Plan or Annual Research Budget pursuant to Sections 5.2.2 and 5.3.3;

     (g) approve, as necessary, the Annual Development Plan for the period from the Effective Date through calendar year 2001 in accordance with
          Section 5.2.1, and prepare and approve an updated Annual Development Plan and Annual Development Budget during each subsequent year in which the Parties engage in Development activities;

     (h) review and approve any substantive departure from any Annual Development Plan or Annual Development Budget pursuant to Sections
          5.2.2 and 5.3.3;

     (i) oversee the activities of the project team(s) that is/are performing the Party's activities under the Research Program and the Development Program;

     (j) facilitate the flow of information between the Parties with respect to all

          Research and Development work being conducted for each R&D Candidate in the Field and in the Territory;

     (k)  [***];

     (l) review and approve any recommendations by the Joint Patent Committee that a Third Party License should be entered pursuant to Section 8.8;

     (m)  [***];

     (n) review and approve all scientific and clinical protocols, which shall provide that, where appropriate, all preclinical and clinical Development work under this Agreement shall be conducted in accordance with GLPs and GCPs;

     (o) review and approve the contents and filings of INDs, applications for Regulatory Approval, and related and supporting submissions to Regulatory Authorities;

     (p)  review and approve the Commercialization Plan pursuant to Section
          7.1.4;

     (q)  review and approve a Post BLA Filing Plan pursuant to Section 7.1.4;
          and

     (r) at least [***] prior to the beginning of each calendar year, prepare an estimate of Pro-Forma Net Profits on a Collaboration
          Product-by-Collaboration Product and country-by-country basis.

4.1.5 Authority. The Parties agree that, in voting on matters pursuant to the procedures, it shall be conclusively presumed that each voting member of the JSC has the authority and approval of such member's respective senior management in casting his or her vote and that decisions of the JSC made in accordance with this Article 4 shall be binding upon each of the Parties; provided, however, that the JSC shall not have the authority to amend or modify this Agreement.

4.1.6 Appointment of Subteams or Subcommittees. In addition to the creation of the Joint Project Team, the JSC shall be empowered to create such subteams or subcommittees of itself as it may deem appropriate or necessary. Each such subteam or subcommittee shall report to the JSC, who shall have authority to approve all recommendations or actions proposed thereby. Each Party, unless the JSC determines to the contrary, shall have equal representation on any such subteam or subcommittee.

4.1.7 Voting and Dispute Resolution. Any approval decision or other action of the JSC shall be by the unanimous consent of the JSC. Issues coming before the JSC that require action, approval or resolution and for which the JSC is unable to reach agreement on a mutually acceptable action, approval or resolution shall be resolved by the Parties under the terms of Article 15 below.

4.2 Project Coordinators. Each Party shall designate [***] of its employees as project coordinator(s) for all of the activities contemplated under this Agreement. Such project coordinators will be responsible for the day-to-day coordination of the collaboration contemplated by this Agreement and will serve to facilitate communication between the Parties. A Party may, from time to time, replace its designated project coordinator(s) upon providing the other Party with written notice to that effect.

4.3 Compliance with Laws. Each Party agrees that, in conducting its activities under this Agreement, it shall at all times comply with all applicable laws, rules and regulations.

5.   RESEARCH AND DEVELOPMENT.

5.1  The Research and Development Programs.

5.1.1 Conduct of the Research and Development Programs. CAT and ELAN shall collaborate through a Joint Project Team ("JPT") in the conduct of a collaborative research program (the "Research Program") and a collaborative development program (the "Development Program") intended for and directed to the discovery, characterization, isolation, Research and potential Development in the Field of any Antibody which binds to a Specific Target, for the identification of R&D Candidates, and for the pre-clinical and clinical Research and Development of R&D Candidates in the Field. The JSC shall have the authority to specify [***]. If the JSC declines to approve a Target as a Specific Target for the collaboration, then such Target shall not be part of the collaboration and shall revert to the Party that first identified such Target for inclusion in the Research Program. Each R&D Candidate shall be advanced from the Research Program into the Development Program on the date that the JSC designates such R&D Candidate for GLP toxicology studies. An R&D Candidate shall remain in the Development Program until such time as (i) the JSC determines that such R&D Candidate should be returned to the Research Program for the conduct of further Research, (ii) such R&D Candidate is dropped from the Development Program or
(iii) such R&D Candidate becomes a Collaboration Product. [***] In the event either Party proposes that a Target be a Specific Target and the JSC declines to accept such a nomination, then the Parties shall enter into such written acknowledgments as may be required to maintain each Party's rights with respect to such Tar-get as if the Target had never been submitted. All decisions of the JSC hereunder in respect of any Target shall be unanimous and no provisions of either Article 4.1.7 or Article 15 shall apply in respect thereof.

5.1.2 The Research Program. The Research Program shall be conducted for the Research Term. Subject to the other terms of this Agreement, the Research Term shall automatically be extended for an additional period of one (1) year unless, within [***] prior to the expiration of the Research Term, the JSC determines that additional Specific Targets should not be evaluated using the CAT Technology. The Research Term or any extensions thereof may also be extended upon mutual agreement of the Parties, which extension must be agreed upon at least [***] in advance of the end of the Research Term or the then current extension. At the first meeting of the JSC, on a regular basis thereafter, but in no event less than once every [***], and [***] after the end of the Research Term, the JSC shall [***]. Each list provided for by the proceeding shall be transmitted by reliable means to each member of the JSC who shall, at either the next meeting of the JSC or [***] after receipt thereof, confirm the accuracy of the content of each applicable list. No Specific Target on any list provided for under this Section 5.1.2 shall continue to be deemed a Specific Target under this Agreement if within [***] of designation by a Party such Party has not provided quantities of suitable materials sufficient to permit such Specific Target to be subjected to the CAT Technology.

5.1.3 The Development Program. The Development Program shall have a term (the "Development Term") which commences upon the date an R&D Candidate is selected for Development and shall continue until the JSC agrees to cease the Development of the last remaining R&D Candidate or until all Regulatory Approvals for all R&D Candidates have been received in the Territory.

5.2  The Research and Development Plans.

5.2.1 Annual Research Plan and Annual Development Plan. Within [***] after the date first written above, the Parties shall prepare a written annual research plan (the "Annual Research Plan") for the Research activities to be conducted with respect to each Specific Target, any Antibody candidate which bind thereto and each R&D Candidate. The Annual Research Plan shall be updated and maintained by the JPT and ratified by the JSC on an annual basis during the Term of this Agreement. Furthermore, within [***] of the first specification of an R&D Candidate for potential Development, the JSC shall prepare a written annual development plan (the "Annual Development Plan") setting forth, for each applicable R&D Candidate in the Development Program the details of the specific Research and/or Development activities of the Parties to be conducted during each calendar year from the date of such Annual Development Plan through to the end of the [***] from the commencement of the applicable Annual Development Plan. As determined and approved by the JSC, each Annual

Research Plan and/or Annual Development Plan may include activities which extend beyond the applicable calendar year. The initial Annual Research Plan shall address the elements set forth in Exhibit 5.2.1 to this Agreement, as well as other elements that may be appropriate for inclusion therein. Within [***] following the provision of the initial draft thereof, the JSC shall review and approve, as applicable, the initial Annual Research Plan or Annual Development Plan. Thereafter, on or before August 31 of each year (commencing in 2001), the JSC shall prepare and approve, as applicable, a revised Annual Research Plan and/or Annual Development Plan addressing the collaborative Research and Development activities (as applicable) to be undertaken by the Parties during the following calendar year. Each Annual Research Plan and each Annual Development Plan shall include, without limitation, [***] (the "Annual Research Budget" and the "Annual Development Budget"). During the Research Term all decisions of the JSC in respect of any Annual Research Budget or Annual Development Budget for each R&D Candidate shall be unanimous and no provisions of either Article 4.1.7 or Article 15 shall apply in respect thereof until the filing of an IND for such R&D Candidate. Following the filing of an IND for each R&D Candidate Sections 4.1.7 and 15 shall apply in respect of the Annual Research Budget or Annual Development Budget for that R&D Candidate. Subject to
Section 3.3, should the JSC determine that a specific activity would best be undertaken by a Third Party contractor, the JSC shall indicate which Party shall manage such Third Party contractor. The Annual Research Plan and Annual Development Plan may only be modified or amended upon written approval of the JSC.

5.2.2 Conduct of the Annual Research Plan and Annual Development Plans. ELAN and CAT shall each use Commercially Reasonable Efforts to perform its respective activities under the then current Annual Research Plan and Annual Development Plan and each Party shall, where appropriate, perform such activities in accordance with applicable GLPs and GCPs. All activities to be undertaken in the performance of an Annual Research Plan or Annual Development Plan shall be carried out by employees of the Parties and/or their respective Affiliates; provided, however, that if either Party is able to reasonably demonstrate, and the JSC agrees, that (a) it would be in the best interests of both Parties to contract with one (1) or more Third Parties to perform certain tasks under either an Annual Research Plan or Annual Development Plan, and (b) any such Third Party is capable of performing such tasks in a manner competitive with the Parties in terms of cost and quality, then, the Party responsible for such task may enter into a contract meeting the requirements of Section 3.3 with a Third Party to perform such task, which contract shall be subject to the prior written approval of the JSC. In determining whether to utilize the services of any Third Party in conducting activities under an Annual Research Plan or Annual Development Plan, the Parties shall consider, inter alia, [***]. The responsibility for performing clinical studies of each R&D Candidate will be assigned to CAT, ELAN and/or Third Party contractors selected by the JSC in accordance with this Section.

5.2.3 Periodic Inspections. With respect to any facility or site at which a Party conducts Research, Development or Manufacturing pursuant to this Agreement, including, where commercially reasonable and within the control of the other Party, Third Party facilities or sites, each Party and any relevant Regulatory Authority shall have the right, at its expense, upon reasonable written notice and during normal business hours, to inspect such site and facility and any records relating thereto as is reasonably necessary to verify the other Party's compliance with the terms of this Agreement relating to GLP, GCP and GMP. Such inspection shall be subject to the confidentiality provisions of this Agreement. Each Party agrees, to the maximum extent possible, to include in any agreement with a Third Party relating to such facilities and sites a clause permitting the other Party and any relevant Regulatory Authority to exercise its rights under this Section. Each Party shall, upon the request of the other Party or a relevant Regulatory Authority, cause appropriate individuals working on its or any Third Party's behalf on the Research Program and/or Development Program, on reasonable terms and timing, to be available for meetings and to answer questions at the facilities or sites where such individuals are employed during normal business hours and on days mutually convenient to the Party or the Third Party in question. The requesting Party shall be responsible for all costs and expenses relating to the exercise of any right granted pursuant to the preceding sentence.

5.3 Funding of the Annual Research Plan and the Annual Development Plan.

5.3.1 Research and Development Expenses. From the Effective Date forward, the Parties shall be obligated to and shall fund all Research Expenses and Development Costs on an equal basis, subject to the limitations of Section 5.3.3.

5.3.2 Payment of Expenses; R&D Accounts. Subject to reconciliation as provided in Section 5.3.4, each Party shall be responsible and pay for all Research Expenses and Development Costs incurred by it in performing its activities under the Research Program and the Development Program. Subject to the limitations set forth in Section 5.3.3, each Party shall charge all such expenses so incurred by it or its Affiliates to a separate account created by such Party on its books and records solely for the purpose of tracking expenses incurred in connection with the Research Program and Development Program (each, an "R&D Account"). Within [***] after the end of each Calendar Quarter, each Party shall submit to the other Party a written summary of all expenses charged to its R&D Account during such Calendar Quarter, which summary shall be accompanied by reasonable supporting documentation for such expenses. The Parties will work together to report to each other estimates of the amounts to be included in such reports prior to the expiration of the reporting period provided for in this Section 5.3.2.

5.3.3 Expense Limitations. The expenses charged by either Party to its R&D Account in accordance with Section 5.3.2 shall not, subject to Section 7.1.4, be an amount in excess of [***] the amount included for such expenses in the then current Annual Research Budget, Annual Development Budget or Post BLA Filing Annual Budget, as appropriate, unless the JSC recommends and each Party approves such excess expenses. Additionally, the Parties hereby agree that efforts of the employees of a Party or its Affiliates in performing its activities hereunder shall be charged to such Party's R&D Account at the applicable FTE rate set forth in the applicable Annual Research Budget or Annual Development Budget; provided, however, that only those efforts that are contemplated by the Annual Research Plan and the Annual Development Plan shall be chargeable by a Party to its R&D Account, except as otherwise approved in writing by the JSC. The FTE rates set forth in any Annual Research Budget or Annual Development Budget shall be based upon [***]. All payments made by a Party to a Third Party in connection with the performance of its activities under an Annual Research Plan or Annual Development Plan shall be charged to such Party's R&D Account at such Party's actual out-of-pocket cost. Expenses incurred by each Party for equipment, materials and supplies utilized in performing its activities under an Annual Research Plan or Annual Development Plan shall not be separately charged to such Party's R&D Account, except for those expenses incurred by a Party, with the prior written consent of the JSC, [***], which expenses shall be charged to such Party's R&D Account at such Party's actual out-of-pocket expense incurred in purchasing or making such equipment, materials or supplies. Notwithstanding the foregoing, in the case of materials supplied to the Parties by either Party for use in clinical trials of R&D Candidates or Collaboration Products, the supplying Party shall charge to its R&D Account its Cost of Goods Manufactured for Clinical Supplies for such materials, as adjusted to account for customary and usual manufacturing cost variances allocable to such materials.

5.3.4 Reconciliation of Expenses. Within [***] after the end of each Calendar Quarter, ELAN shall prepare a reconciliation report, accompanied by reasonable supporting documents and calculations, which reconciles the amounts charged to each Party's R&D Account during such Calendar Quarter pursuant to Section 5.3.2, including, without limitation, making any necessary adjustments for prior period Manufacturing cost variances allocable to R&D Candidates utilized in Development, and the share of the Parties' aggregate Research Expenses to be allocated to each of the Parties for such Calendar Quarter in accordance with
Section 5.3.1. Within [***] after ELAN delivers such reconciliation report to CAT, the net amount shown as being due either to CAT or to ELAN will be paid via same day wire transfer by the Party owing such amount.

5.3.5 Third Party License Fees. A description of each Party's Third Party License obligations with respect to Know How or Patent Rights Controlled by such Party and to be used during the course of the collaboration is set forth on
Exhibit 1.11. Until such date as an R&D

Candidate becomes a Collaboration Product the Parties shall equally share in the costs of any Third Party License Fees relating to the Research and/or Development under this Agreement of each R&D Candidate subject to a Third Party License Fee obligation disclosed upon Exhibit 1.11; provided, however, that CAT shall be solely responsible for any Third Party License Fee (other than any Third Party License Fee attributable to antigens being screened as part of the Operation of the CAT Antibody Library which shall be shared equally in accordance with this Section) arising out of the Operation of the CAT Antibody Library which is in excess of [***], individually or in the aggregate. Third Party License Fees to be shared equally in accordance with this Section 5.3.5 should be charged by the relevant Party to its R&D Account. For the purposes of this Section 5.3.5, "Operation of the CAT Antibody Library" shall mean the screening of antigens against the CAT Antibody Library and the isolation of single-chain Fv fragments (and Antibodies derived therefrom) from the CAT Antibody Library.

5.3.6 Records and Audits. During the term of this Agreement, each Party shall keep and maintain accurate and complete records showing the expenses incurred by it in performing its activities under the Annual Research Plans and Annual Development Plans during the [***] preceding calendar years, which books and records shall be in sufficient detail such that Research Expenses and Development Costs can accurately be determined. Upon [***] prior written notice from a Party (the "Auditing Party"), the other Party (the "Audited Party") shall permit an independent certified public accounting firm of nationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates as may be reasonably necessary to verify the reports submitted by the Audited Party in accordance with Section 5.3.2 and the accuracy of the reconciliation report prepared in accordance with Section 5.3.4. An examination by a Party under this Section 5.3.6 shall occur not more than once in any calendar year during the term of this Agreement and not more than once during the [***] following the termination of this Agreement and shall be limited to the pertinent books and records for any calendar year ending not more than [***] before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party's facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party's normal business hours. The Audited Party may require the accounting firm to sign a non-disclosure agreement before providing the accounting firm access to the Audited Party's facilities or records. Upon completion of the audit, the accounting firm shall provide both CAT and ELAN a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the Auditing Party. If the accountant determines that, based on errors in the reports so submitted, the reconciliation report prepared in accordance with Section 5.3.4 is incorrect, the Parties shall promptly revise the reconciliation report and any additional amount owed by one Party to the other shall be paid within [***] after receipt of the accountant's report, along with interest at the annual interest rate of [***], compounded monthly from the date that such additional amount should have first been paid; provided, however, that no such interest shall be payable if the errors leading to the reconciliation report being incorrect were in the reports provided by the Party to receive such additional amount. Additionally, if the accountant determines that the reports submitted by the Audited Party overstate the Audited Party's expenses by more than [***], the Audited Party shall reimburse the Auditing Party for the reasonable expenses incurred by the Auditing Party in conducting the audit, including, without limitation, those arising out of the retention of the reputable and internationally recognized independent accounting firm undertaking the audit.

5.4  Reporting and Disclosure.

5.4.1 Reports. Before each quarterly meeting of the JSC, ELAN and CAT will each provide the other with written copies of all materials they intend to present at the JSC meeting plus, to the extent not set forth in the JSC materials, a written report summarizing any other material data and information arising out of the conduct of the Research Program and/or Development Program including, without limitation, data and information relating to any Inventions made by such Party. If after receipt of any such report, either Party shall request additional data or information relating to an Annual Research Plan or Annual Development Plan or the intellectual property licensed hereunder, the Party to whom such request is made shall promptly provide to the other Party such data or information that such Party reasonably believes is necessary for the continued conduct of the Research Program or the Development Program.

5.4.2 Quarterly Meeting. At the quarterly meeting of the JSC, CAT and ELAN will review in reasonable detail (i) all data and information generated in the conduct of the applicable Annual Research Plan and Annual Development Plan by each Party, and (ii) all matters arising out of or relating to the Joint Collaboration Patent Rights, the Joint Collaboration Know How, the Elan Collaboration Patent Rights, the Elan Collaboration Know How, the CAT Collaboration Patent Rights and the CAT Collaboration Know How.

5.5 Disclosure and Cooperation. During the term of this Agreement, the Parties will promptly disclose to one another all data, information, Inventions, techniques and discoveries (whether patentable or not) arising out of the conduct of the Research Program and the Development Program, and all Inventions, techniques and discoveries (whether patentable or not) included within the Joint Collaboration Patent Rights, the Joint Collaboration Know How, the Elan Collaboration Patent Rights, the Elan Collaboration Know How, the CAT Collaboration Patent Rights and the CAT Collaboration Know How, the Patent Rights and Know How subject to the Section 8.1.3 and any other rights licensed hereunder. Such disclosures may include the form of limited vis-its by ELAN and CAT personnel to the facilities being utilized for the Research Program and the Development Program to permit observation of the procedures being employed. The Parties agree to cooperate with each other to protect all matters arising out of or relating to the Patent Rights and Know How licensed or utilized pursuant to this Agreement and to prepare and execute whatever documents and instruments may be reasonably necessary or desirable to effect such protection.

5.6  CAT Exclusive Antibody.

5.6.1 CAT Obligation To Research And Develop. During the term of this Agreement CAT shall, on a regular basis, but not less than every [***] or upon ELAN's reasonable written request, create and transmit to ELAN a written summary providing the identity of each CAT Exclusive Antibody as to which Commercially Reasonable Efforts have been undertaken by CAT to research, develop, manufacture and commercialize such CAT Exclusive Antibody both inside and outside the Field and specifying, with a reasonable level of detail, the exact scope and nature of all activities undertaken by CAT with respect to each CAT Exclusive Antibody so identified. Notwithstanding the foregoing, CAT shall, upon [***] written notice, provide to ELAN reasonable access to all information, materials or other items as may be necessary or sufficient to permit ELAN to review and analyze each Antibody identified, isolated and/or discovered as a result of Research conducted pursuant to this Agreement. CAT covenants to and shall maintain any materials or information relating to any CAT Exclusive Antibody for a period of [***] from the creation of such materials or information. From time to time, either Party may request an affirmation from the other Party of the status of an Antibody as either an CAT Exclusive Antibody or an R&D Candidate. For the avoidance of doubt, nothing herein shall oblige CAT to research, develop, manufacture or commercialize any CAT Exclusive Antibody in respect of which CAT reasonably believes it cannot or should not exercise Commercially Reasonable Efforts.

5.6.2 ELAN Right To Research And Develop. If, after the later of either [***] after the discovery thereof or its obtaining the status of a CAT Exclusive Antibody, an Antibody has neither been identified in the reports provided for in
Section 5.6.1 nor has it been the subject of the Commercially Reasonable Efforts required by that Section, ELAN may, upon written notice and at is option, require CAT to enter into an exclusive license, both within and without the Field, to all of CAT's right, title, and interest in each such CAT Exclusive Antibody; provided, however, that ELAN must first, in a written offer, grant to CAT the right, at CAT's sole option, to enter into a mutually exclusive collaboration arrangement, upon the same financial and other terms provided for in this Agreement, to complete, as applicable, the research, development, manufacture, and/or commercialization of each Antibody identified therein. If CAT fails to respond in writing to ELAN's written offer within [***] after receipt thereof, ELAN's sole remaining obligation to CAT with respect to each Antibody identified in any such initial offer to CAT under this Section 5.6.2 shall be to pay to CAT on a country by country basis, a royalty of [***] of the Net Sales of any Party Exclusive Product containing such a CAT Exclusive Antibody until the later of either ten (10) years following First Commercial Sale of such Party Exclusive Product in such country or until the expiry in such country of the last to expire Patent Right comprised in the CAT Patent Rights in existence as of the Effective Date. ELAN shall exercise Commercially Reasonable Efforts to research, develop, manufacture and commercialize each CAT Exclusive Antibody and Party Exclusive Product as to which it obtains any rights pursuant to this Section 5.6.2.

5.6.3 ELAN Exclusivity Provisions. Up to, but no later than [***] prior to the submission under CAT's sponsorship of any written clinical protocol to a Regulatory Authority for a Phase III Clinical Trial relating to a CAT Exclusive Antibody, CAT must provide written notice to ELAN which shall contain a detailed offer of all the material terms and conditions upon which CAT would be willing to enter into a mutually exclusive arrangement respecting, as applicable, the further research, development, manufacturing and/or commercialization of the applicable CAT Exclusive Antibody. With transmittal of its written offer and during the evaluation period provided for below, CAT shall provide to ELAN all relevant scientific, regulatory, and commercial information reasonably necessary for ELAN to evaluate the offer. ELAN shall have [***] to accept or refuse such offer; provided, however, that ELAN shall, [***] prior to such date, be provided by CAT with sufficient information as ELAN may reasonably request concerning the applicable CAT Exclusive Antibody. CAT may not enter into any discussions or commercial negotiations respecting the CAT Exclusive Antibody which will be the subject of a written offer to ELAN prior to the submission of the written offer to ELAN, but shall thereafter be free to enter into such discussions and negotiations; provided, however, that CAT accurately disclose, without revealing ELAN's identity, ELAN's rights under this Section 5.6.3. Upon acceptance of CAT's offer by ELAN, any additional terms and conditions of the arrangement shall be determined solely by reference to the written offer or, as applicable, good faith negotiation and shall be documented in a written agreement signed by authorized representatives of the Parties. Failure by ELAN to accept CAT's written offer in regard to a CAT Exclusive Antibody within the applicable review period shall constitute a refusal of such offer. If ELAN refuses CAT's offer, then, within [***] after such refusal, CAT may enter into an arrangement with a Third Party; provided, however, that such arrangement is not on economic terms and conditions better for CAT than those offered to ELAN. If CAT does not enter into such an arrangement within the time period provided in the proceeding sentence, then CAT shall again be obligated to make a written offer to ELAN under the terms of this Section 5.6.3 prior to entering into any arrangement with a Third Party to, as applicable, conduct further research, development, manufacturing and/or commercialization of the applicable CAT Exclusive Antibody. In the event that CAT does not enter into an arrangement with ELAN with respect to any CAT Exclusive Antibody under this Section 5.6.3, then CAT shall pay to ELAN for ten (10) years following First Commercial Sale of a

Party Exclusive Product containing such a CAT Exclusive Antibody, a royalty of [***] of the Net Sales of such Party Exclusive Product.

5.7  Hybrid R&D Candidates.

5.7.1 Duty To Develop Hybrid R&D Candidates. On a regular basis the JSC shall determine whether any R&D Candidate which binds to a Specific Target and was discovered, isolated and/or characterized by a Party under this Agreement should be the subject of Research and/or Development activities outside of the Field. Each Party shall be obligated to provide the JSC with such scientific, technical and other information within its Control which is reasonably related to the determinations to be made under this Section 5.7.1. The JSC, as part of its regularly recorded minutes, shall detail the basis for any determinations with respect to Research and/or Development outside the Field. In the event that the JSC determines a reasonable scientific rationale exists for Research and/or Development of an Antibody outside the Field, the JSC shall have the authority to designate such an Antibody an R&D Candidate notwithstanding the fact that the applicable Research and/or Activities will be outside of the Field; provided, however, that such R&D Candidate was also selected for such activities within the Field. Each R&D Candidate so designated for Research and/or Development activities outside of the Field shall be known as a "Hybrid R&D Candidate". As applicable, each Annual Research Plan, Annual Research Budget, Development Plan and/or Development Budget shall make provisions for activities outside the Field for the Research, Development and/or Manufacture of Clinical Supplies of any Hybrid R&D Candidate. For all other purposes, except as otherwise provided for, each Hybrid R&D Candidate shall be subject to the same terms, conditions and other obligations applicable to any other R&D Candidate.

5.7.2 Commercialization of Certain Hybrid R&D Candidates. The JSC shall, on a regular basis, but no less than once a year or as frequently as may be reasonably requested to by either Party, determine whether to continue any Research and/or Development of a Hybrid R&D Candidate outside of the Field. If the JSC determines, taking into account all relevant commercial, scientific and/or other information, not to continue either the Research and/or Development outside of the Field of a Hybrid R&D Candidate, then one of the Parties shall be appointed on behalf of both the Parties to arrange for the commercial disposition of both Parties' interest and rights thereto; provided, however, that no rights to Research, Develop, Manufacture or Commercialize such an Hybrid R&D Candidate in the Field may be granted unless both Parties execute a written acknowledgement and the Party proposing such a disposition can, using objective scientific and commercial data, establish that the primary economic value of the applicable Hybrid R&D Candidate is outside of the Field. The appointments under this Section 5.7.2 shall rotate with first appointment being CAT. The Party appointed shall have discretion, subject to final approval by the JSC, to arrange for the license of each Hybrid R&D Candidate, but shall at all time act in the best interests of both Parties. No dis-position or license provided for under this Section 5.7.2 shall be on terms permitting the payment of a royalty which is less than the Third Party License Fees payable by the Parties with respect to such Hybrid R&D Candidate. The Parties shall share equally in any monetary consideration received from any license or grant of rights encompassing a Hybrid R&D Candidate, including, without limitation, sharing all Net Commercialization Revenues.

6.   MANUFACTURING AND REGULATORY MATTERS.

6.1 Manufacture and Supply. For the purposes of this Article 6 and Article 13, "Collaboration Product" shall mean Collaboration Product in bulk active ingredient and finished dosage form.

6.1.1 Responsible Party. CAT shall be responsible for the Manufacture and supply of Clinical Supplies. The JSC shall determine whether CAT, ELAN or a Third Party shall be responsible for the Manufacture and supply of Collaboration Product for Commercialization. As applicable, and subject to the provisions of Section 6.1.2, the Parties shall negotiate and enter into separate written agreements pertaining to the provision of Clinical Supplies or Collaboration Products consistent with the other terms of this Agreement. In the event that CAT is not competitive with Third Parties with respect to price, quality, and capacity of Collaboration Product, then ELAN shall, upon written notice to CAT, have the right to either (a) retain a Third Party contract manufacturer to Manufacture and supply such Collaboration Products to ELAN on commercially reasonable terms, or (b) optimally, to Manufacture such Collaboration Products itself; provided that, ELAN is competitive with Third Parties in Cost of Goods Manufactured for Commercialization with respect to price, quality and capacity of Collaboration Product. Notwithstanding the foregoing, immediately following Regulatory Approval, a mutually agreed upon secondary manufacturer shall be qualified for the back-up Manufacture and supply of each Collaboration Product.

6.1.2 Agreement for Supply of Collaboration Product to ELAN. If the JSC determines that CAT shall Manufacture and supply Collaboration Products to ELAN, then at least [***] prior to the date of any anticipated Regulatory Approval of such a Collaboration Product, ELAN and CAT shall negotiate, in good faith, and enter into a written supply agreement which sets forth the rights and obligations of the Parties in connection with CAT's supply of Collaboration Product to ELAN for worldwide sale and distribution by ELAN (each one a "Supply Agreement"). Such Supply Agreement shall not be inconsistent with the terms and conditions of this Agreement and shall include [***]. The purchase price, on a country-by-country basis, to be paid to CAT by ELAN for each unit of Collaboration Product delivered to ELAN under such supply agreement for distribution in such country shall be equal to [***]. The purchase price shall be payable within [***] after such Collaboration Product is delivered to ELAN.

6.2  Regulatory Matters.

6.2.1 Clinical Trials. ELAN shall own all clinical trial data accumulated from all clinical trials of R&D Candidates conducted as part of the Development Program or otherwise funded or partially funded by the Parties. Each Party shall use, and shall cause its permitted Third Party Sublicensees to use, commercially reasonable and diligent efforts to disclose to the other Party all material information relating to any R&D Candidate or Collaboration Product promptly after it is learned or its materiality appreciated. ELAN shall maintain, and shall cause its permitted Third Party Sublicensees to maintain, the database of clinical trial data accumulated from all clinical trials of R&D Candidate and of adverse reaction information for all such R&D Candidate or Collaboration Products. Such database shall be maintained in accordance with the Medical Dictionary for Regulatory Activities standard, as in effect from time to time. Each Party shall also keep the JSC informed as to its or its permitted Third Party Sublicensees' progress in the Development Program. [***]. Within [***] following the end of each Calendar Quarter during the Development Program, each Party shall provide the other Party with a reasonably detailed written report which shall describe the progress to date of all activities for which such Party and its Affiliates were allocated responsibility during such Calendar Quarter under the Development Program.

6.2.2 Regulatory Approvals. ELAN shall file, in its own name, all applications for Regulatory Approval for Collaboration Products in all countries of the Territory other than those applications relating to the facilities to be used by CAT to Manufacture Collaboration Product which shall be filed in the name of CAT. ELAN shall have the primary responsibility for communicating with any Regulatory Authority regarding any such application for Regulatory Approval or any Regulatory Approval once granted; provided, however, that the Parties shall, through the JSC, consult and cooperate in (i) developing a Regulatory Approval filing strategy for R&D Candidates, (ii) reviewing study reports from clinical trials on R&D Candidates, (iii) preparing applications for Regulatory Approval for Collaboration Products, (iv) preparing supplements to applications for Regulatory Approval for Collaboration Products, (v) responding to questions from Regulatory Authorities regarding applications for Regulatory Approval or any supplement thereto and (vi) participating in interactions with Regulatory Authorities concerning the Collaboration Products.

6.2.3 Regulatory Reporting. ELAN shall be responsible for filing all reports required to be filed in order to maintain any Regulatory Approvals granted for Collaboration Products in all countries of the Territory, including, without limitation, adverse drug experience reports. CAT shall cooperate with ELAN in preparing and filing all such reports and, upon ELAN's request, provide ELAN with any information in CAT's possession or Control which ELAN reasonably deems to be relevant to any such reports. Notwithstanding the foregoing, to the extent CAT has or receives any information regarding any adverse drug experience which may be related to the use of any R&D Candidate or Collaboration Product, CAT shall promptly provide ELAN with all such information in accordance with the adverse event reporting procedures to be established by the JSC no later than [***] (as may be amended from time to time upon mutual agreement of the Parties). Expenses (both internal expenses and out-of-pocket costs paid to a Third Party) incurred by a Party in performing its regulatory reporting obligations under this Section in connection with Regulatory Approvals in the Territory shall be charged by such Party to such Party's Marketing Account for such Collaboration Product as an Ongoing Development Cost.

7.   COMMERCIALIZATION OF PRODUCTS.

7.1  Commercialization in the Territory.

7.1.1 Formation of a Jointly Owned Commercialization Entity. Six (6) months prior to the First Commercial Sale of any Collaboration Product, the Parties shall form a mutually agreeable corporate or other entity with such equity or other structure as the Parties agree whose sole and exclusive function shall be to obtain the right to license to the Parties the intellectual property necessary to Commercialize Collaboration Products, receive and account for Pro Forma Net Profits arising therefrom and oversee the Commercialization of Collaboration Products for which ELAN is responsible hereunder. Immediately upon the formation of the entity provided for in this Section 7.l.1:

     (a) That entity shall be governed by the terms of this Agreement, shall enjoy the benefit of the licenses and rights granted under this Agreement with respect to Collaboration Products and shall Commercialize all Collaboration Products; and

     (b) Execute such additional licenses as may be required to Commercialize the Collaboration Product subject to this Agreement.

     Each Party, in exchange for the licenses granted to the entity provided for under this Section 7.1.1 and pursuant to Article 3 of this Agreement, upon their mutual consent, shall receive equal royalty payments in an amount ranging between [***] of the Gross Sales of any Collaboration Products.

7.1.2 Share of Pro-Forma Net Profits. From the First Commercial Sale of each Collaboration Product, the Parties shall, subject to the deductions provided for in Section 7.1.10, share equally all Pro-Forma Net Profits in respect of such Collaboration Product.

7.1.3 Responsibility. ELAN shall (a) have the exclusive right to undertake the Commercialization of Collaboration Product(s) in the Territory, and (b) use Commercially Reasonable

Efforts to Commercialize each Collaboration Product, promptly and in such a manner, subject to the royalty provisions of Section 7.1.1, as to maximize the overall profitability of each such Collaboration Product. CAT shall provide such support as may be reasonably requested by ELAN in connection with such Commercialization. Except as otherwise set forth in this Article 7, all activities shall be undertaken by the Parties in accordance with the Commercialization Plan.

7.1.4 Commercialization Plan. On a Collaboration Product-by-Collaboration Product basis, not later than [***] after commencement of the first Phase III Clinical Trial of a R&D Candidate in the Territory, ELAN shall prepare and the JSC shall review, and after due consideration by ELAN of any suggestions or comments, accept ELAN's rolling multi-year (being not less than[***]) plan for Commercializing the Collaboration Product in the Territory (the "Commercialization Plan"), which plan shall include without limitation [***]. The Commercialization Plan shall be updated by the ELAN at least once each calendar year. Not later than [***] after the filing of the first BLA for an R&D Candidate in the Territory and thereafter on or before August 31 of each calendar year, ELAN shall prepare and the JSC shall review, and after due consideration by ELAN of any suggestions or comments, accept a long term plan (the "Post BLA Filing Plan"), which plan shall be based on and shall supersede the then current Commercialization Plan and which shall include [***]. The Post BLA Filing Budget shall be based on and shall supersede the relevant Commercialization Budget. The Post BLA Filing Plan will specify [***]. In preparing and updating the Commercialization Plan, Commercialization Budget, each Post BLA Filing Plan and each Post BLA Filing Budget, ELAN will take into consideration factors such as market conditions, regulatory issues and competition. If in any year of a Post BLA Filing Plan the aggregate expenses incurred by the Parties are in excess of [***] of the amounts set out in the Post BLA Filing Budget for that year (a "Post BLA Excess Year") then each Party shall charge to its R&D Account [***] of such [***] and, in addition, ELAN shall charge to its R&D Account any amounts in excess of such [***] (the "Post BLA Excess Charge"). All expenses incurred by the Parties in respect of any Post BLA Filing Budget and charged to their respective R&D Accounts shall be shared equally by the Parties in accordance with Section 5.3.1 and Section 5.3.4; provided, however, in any years following a Post BLA Excess Year CAT shall, in addition to any sums which may be due to ELAN under Section 5.3.4 for that year in respect of the then current Post BLA Filing Budget, pay to ELAN [***] of any Post BLA Excess Charges charged by ELAN to is R&D Account in each Post BLA Excess Year provided always that CAT's liability hereunder in any year shall not exceed [***] of [***] of the relevant Post BLA Filing Budget. If CAT's liability hereunder in any year does exceed [***] of [***] of the relevant Post BLA Filing Budget then this Section shall apply mutatis mutandis thereto.

7.1.5 Pricing and Commercial Diligence. ELAN, as the exclusive distributing party within the Territory, shall have the sole decision-making authority and discretion with respect to all pricing decisions in such Territory on a country by country basis; provided, however, that such pricing strategy shall be commercially reasonable in light of commercially relevant factors relating to such Collaboration Product including market, competition, indication, reimbursement and related issues.

7.1.6 ELAN's Responsibilities. In Commercializing Collaboration Products ELAN shall comply with all applicable rules and regulations related thereto including but not limited to those related to "off-label" promotion of biopharmaceutical products; provided, however, that nothing shall preclude ELAN from conducting lawful promotional activities directed to such "off-label" uses.

7.1.7 CAT's Responsibilities. CAT shall not, and shall cause its Affiliates not to, solicit for its, or their, own account, sales of Collaboration Products. Any solicitations or requests to purchase Collaboration Products received by CAT or any of its Affiliates from any customer or prospective customer shall be immediately referred to ELAN. In Commercializing Party Exclusive Products CAT shall comply with all applicable rules and regulations related thereto including but not limited to those related to "off-label" promotion of biopharmaceutical products; provided, however, that nothing shall preclude CAT from conducting lawful promotional activities directed to such "off-label" uses.

7.1.8 Non-Antibody Product Royalty Obligation. For a period of ten (10) years following the First Commercial Sale of any Non-Antibody Product in any Major Market Country, ELAN shall pay to CAT a royalty of [***] of Net Sales of Non-Antibody Products.

7.1.9 Recalls; Customer Support.

     (a) Recalls. The determination of whether a Product recall is required shall be made by the Party distributing such Product, in its sole discretion; provided that, each Party shall promptly notify the other Party in writing of such a recall decision. During the term of this Agreement, ELAN shall be responsible for handling and implementing all recalls and market withdrawals of any Collaboration Product in the Territory. CAT will make available to ELAN, upon request, all of CAT's records that ELAN may reasonably request to assist it in effecting any recall or market withdrawals. The Parties shall share equally all costs of a recall or marketing withdrawal of a Collaboration Product in the Territory. Neither Party shall have the obligation to reimburse or otherwise compensate the other Party for any lost profits or income that may arise in connection with any such recall or market withdrawal of a Product.

     (b) Customer Support. Each Party shall, using Commercially Reasonable Efforts, perform, and in consultation with the other Party, be responsible for all customer support services necessary to discharge its obligations to Commercialize Products hereunder. For the avoidance of any doubt, any customer support services which require regulatory approval, acquiescence or oversight, including, without limitation, pharmacovigilance, responding to physician inquiries, or professional education, relating to Collaboration Product shall be conducted solely by ELAN and shall constitute a Reimbursable Commercial Cost.

7.1.10 Commercialization Expenses.

     (a) Premarketing Expenses. On a Collaboration Product by Collaboration Product and country by country basis, before Regulatory Approval of such Collaboration Product in such country of the Territory, the Pre-Marketing Costs incurred by ELAN with respect to such Collaboration Product in anticipation of obtaining Regulatory Approval of such Collaboration Product in such country shall be shared equally by the Parties, consistent with plans and budgets established in the applicable Annual Development Plan. As such Pre-Marketing Costs are incurred they shall be paid for by ELAN, subject to reimbursement as set forth in Section 7.1.10(d).

     (b) Payment of Expenses; ELAN Marketing Accounts. Subject to reconciliation as provided in Section 7.1.10(c) and (d), as applicable, ELAN shall be responsible and pay for all Reimbursable Commercial Costs incurred by it in performing its activities in connection with the Commercialization of Collaboration Products in the Territory. Subject to the limitations set forth in Section 7.1.10(d), ELAN shall charge all such expenses so incurred by it or its Affiliates to a separate account created on its books and records solely for the purpose of tracking expenses incurred in connection with the Commercialization of Collaboration Products in the Territory (each, a "Marketing Account"). Within [***] after the end of each Calendar Quarter, ELAN shall submit to CAT a written summary of all Reimbursable Commercial Costs incurred by it in performing its activities in connection with the Commercialization of Collaboration Products in the Territory, charged to its Marketing Account during such Calendar Quarter, which summary shall be accompanied, upon prior written request, by reasonable supporting documentation for such expenses. The report provided for in this Section 7.1.10(b) shall include a reasonable estimate of the Sales Returns and Allowances charged to ELAN's Marketing Account.

     (c) Expense Limitations. Reimbursable Commercial Costs charged by ELAN to its Marketing Account in accordance shall not be in an amount in excess of [***] of the amount included for such expenses in the then current Annual Commercialization Plan, unless the JSC approves such excess expenses. All payments made by ELAN to any Third Party in connection with the performance of its activities in connection with the Commercialization of a Product in the Territory shall be charged to ELAN's Marketing Account at ELAN's actual out-of-pocket cost incurred in connection with such Third Party relationships.

     (d) Reimbursement of Certain Expenses. At the time ELAN or the entity provided for in Section 7.1.1 distributes to CAT CAT's share of the Pro-Forma Net Profits obtained from the sale of a Collaboration Product in a country of the Territory during any Calendar Quarter, ELAN shall be reimbursed for those Reimbursable Commercial Costs that are (i) directly allocable to the Commercialization of such Product in such country during such Calendar Quarter, (ii) properly charged by ELAN to its Marketing Account in accordance with Section 7.1.10 (b) and (iii) reported to CAT in accordance with this Section. If the amount obtained from sales of Collaboration Products are insufficient in any Calendar Quarter to fully reimburse ELAN as set forth above, reimbursement payments shall be made in a sequential manner first for the Cost of Goods Manufactured for Clinical Supplies and the Cost of Goods Manufactured for Commercialization, second for the Third Party License Fees and third for the Sales Costs, Marketing Costs, Distribution Costs, Post-Approval Research and Regulatory Expenses charged to ELAN's Marketing Account with respect to such Calendar Quarter. After such sequential reimbursement payments have been made, CAT shall pay to ELAN an amount equal to fifty percent (50%) of any remaining shortfall except to the extent that the reimbursement of such shortfall is limited by the provisions of Section 7.1.4.

7.1.11 Marketing and Promotional Materials. ELAN shall, in its sole discretion, determine the content, quantity and method of distribution of any promotional materials related to the Collaboration Product in the Territory. All Copyright and other intellectual property rights in said promotional materials shall remain vested in ELAN.

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                                      -47-

7.1.12 Promotional Claims. ELAN shall limit the claims of safety and efficacy that ELAN or its sales force makes for a Collaboration Product in the Territory to those that are consistent with the approved labeling for such Collaboration Product in such country of the Territory. ELAN's detailing and promotion of a Collaboration Product in the Territory shall be in strict adherence to all regulatory, professional and legal requirements including, without limitation, FDA's regulations and guidelines concerning the advertising of prescription drug products and any updates thereto.

7.2  Reports and Payments.

7.2.1 Pre-tax Profit Statements and Payments. After the First Commercial Sale of a Product in the Territory, each Party shall, within [***] after the end of each Calendar Quarter, deliver to the other Party a report setting forth, on a Product-by-Product and country-by-country basis, for such Calendar Quarter the following information, (i) the Gross Sales and Net Sales of each Product in each country of the Territory and (ii) solely in the case of Collaboration Products, the Pro-Forma Net Profit obtained from the sale of such Product in each country of the Territory and the deductions made from Net Sales in calculating such Pro-Forma Net Profit, including, without limitation, [***]. The report provided in (ii) above shall identify for each Collaboration Product [***]. No such reports shall be due with respect to any Product before the First Commercial Sale of such Product in the Territory. Without prejudice to either Party's audit rights under Section 7.3.2, a reasonable degree of reporting error which does not result in an underpayment to either Party shall not constitute a material breach of this Section 7.2.1.

7.2.2 Currency. All amounts payable and calculations hereunder shall be in United States dollars and all references to "dollars" or to "$" shall refer to United States dollars. As applicable, Gross Sales, Sales Returns and Allowances, Net Sales, Reimbursable Commercial Costs incurred by ELAN shall be translated into United States dollars in accordance with ELAN's customary and usual currency conversion procedures, consistently applied. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article 7, the Parties shall consult with a view to finding a prompt and acceptable solution, and the paying Party will deal with such monies as the other Party may lawfully direct at no additional out-of-pocket expense to the paying Party.

7.3  Maintenance of Records; Audits.

7.3.1 Record Keeping for the Territory. Each Party shall keep and maintain accurate and complete records in connection with the sale of Products in the Territory and each Party shall keep and maintain accurate and complete records showing the expenses incurred and efforts employed by or on behalf of it with respect to Products hereunder, which books and records shall be in sufficient detail to permit the accurate determination of Gross Sales, Net Sales,

Pro-Forma Net Profits and all other figures necessary for the verification of the allocation of Pro-Forma Net Profits or royalties to be paid under this Agreement. Each Party shall maintain and cause its Affiliates to maintain such records for a period of at least [***] after the end of the calendar year in which they were generated.

7.3.2 Audits. With [***] prior written notice from a Party (the "Auditing Party"), the other Party (the "Audited Party") shall permit an independent certified public accounting firm of internationally recognized standing selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine, at the Auditing Party's sole expense, the relevant books and records of the Audited Party as may be reasonably necessary to verify the accuracy of the reports submitted by the Audited Party in accordance with Section 7.2.1 and the calculation and allocation of Pro-Forma Net Profits and royalties to be paid under this Agreement. An examination by a Party under this Section 7.3.2 shall occur not more than once in any calendar year during the term of this Agreement and not more than once during each successive calendar year thereafter and shall be limited to the pertinent books and records for any calendar year ending not more than [***] before the date of the request. The accounting firm shall be provided access to such books and records at the Audited Party's facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party's normal business hours. The Audited Party may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party's facilities or records. Upon completion of the audit, the accounting firm shall provide both CAT and ELAN a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect, whether the calculation and allocation of Pro-Forma Net Profits or royalties to be paid under this Agreement are correct or incorrect, and, in each case, the specific details concerning any discrepancies. No other information shall be provided to the Auditing Party.

7.3.3 Underpayments/Overpayments. If such accounting firm correctly concludes that additional Pro-Forma Net Profits or royalties were due to a Party, the other Party shall pay to such Party such additional Pro-Forma Net Profits or royalties together with any interest that may be due thereon as provided for within [***] of the date the Parties receives such accountant's written report so correctly concluding. If an underpayment to an Auditing Party exceeds [***] of the Pro-Forma Net Profits or royalties to be paid under this Agreement that were to be distributed to such Auditing Party, the other Party also shall reimburse the Auditing Party for the out-of-pocket expenses incurred in conducting the audit, except in the event that such underpayment was due to any inaccurate information provided by the Auditing Party in conducting the audit, including, without limitation, those arising out of the retention of the reputable and internationally recognized independent accounting firm undertaking the audit.

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                                      -49-

7.3.4 Confidentiality. All financial information of a Party which is subject to review under this Section 7.3 shall be deemed to be Confidential Information subject to the provisions of Article 9, and such Confidential Information shall not be disclosed to any Third Party or used for any purpose other than verifying payments to be made by one Party to the other hereunder; provided, however, that such Confidential Information may be disclosed to Third Parties only to the extent necessary to enforce a Party's rights under this Agreement.

7.4 Interest. Any payment under this Article 7 that is more than [***] past due shall thereafter be subject to interest at [***]. Likewise, any overpayment that is not refunded within [***] after the date such overpayment was identified shall thereafter be subject to interest at an annual percentage rate [***] compounded monthly; provided, however, that if the overpayment is due to errors in reports provided by the overpaid Party, such interest shall accrue from the date the overpayment was made.

7.5 GAAP. The calculation of all expenditures, payments and reimbursements made by either Party under this Agreement shall be made in accordance with United States generally accepted accounting procedures.

8.   INTELLECTUAL PROPERTY.

8.1  Ownership.

8.1.1 Sole Ownership By CAT. Subject to the provisions of Section 3 and Section 8.1.3, CAT shall have sole and exclusive ownership of the CAT Patent Rights, the CAT Know How, the CAT Antibody Library, CAT Technology, the CAT Inventions, the CAT Collaboration Know How and the CAT Collaboration Patent Rights.

8.1.2 Sole Ownership By ELAN. Subject to the provisions of Section 3 and Section 8.1.3, ELAN shall have sole and exclusive ownership of the ELAN Patent Rights, the ELAN Technology, the ELAN Know How, the ELAN Inventions, the ELAN Collaboration Know How and the ELAN Collaboration Patent Rights.

8.1.3 Joint Ownership. Ownership of all of the Joint Collaboration Inventions, the Joint Collaboration Know How and the Joint Collaboration Patent Rights shall vest in and be owned by the Parties jointly in equal and undivided shares. To the extent any CAT Collaboration Know How, CAT Collaboration Patent Rights, ELAN Collaboration Know How and/or ELAN Collaboration Patent Rights claims, or covers any Antibody discovered, isolated or identified by the Parties pursuant to the Research Program or Development Program or any use, medicinal or otherwise, thereof, and/or any Collaboration Product or Party Exclusive Product, it shall vest in and be owned by the Parties jointly in equal and undivided shares. Any Patent Rights subject to the provisions of this Section 8.1.3 shall be filed for jointly in the name of both Parties and each Party covenants to file with the appropriate entity such recordation of the other Party's equal and undivided interest in such Patent Rights as may be reasonably requested.

8.1.4 Prior Inventions. Nothing in this Agreement shall affect the ownership of Prior Inventions.

8.2  Joint Patent Committee.

8.2.1 Membership. Within [***] after the Effective Date, ELAN and CAT shall establish a "Joint Patent Committee" or "JPC" to oversee and direct the clearance of Specific Targets and the review and analysis of Enhancing Third Party Intellectual Property or Blocking Third Party Intellectual Property. The JPC shall be comprised of one (1) senior patent attorney from each Party as appointed by such Party. A Party may replace its representative from time to time upon written notice to the other Party. The JPC shall exist until the termination of this Agreement.

8.2.2 Decisions. All decisions of the JPC shall be unanimous, and in the event that a decision cannot be reached by the JPC, the matter shall be first referred to the highest level officer of ELAN and CAT with day to day responsibility for oversight of intellectual property matters. In the event that such officers are unable to reach a decision with respect to any such matter, then such matter shall be resolved in accordance with the provisions of Section 15.

8.3  Prosecution and Maintenance of Patent Rights.

8.3.1 Joint Prosecution. Decisions as to whether to file, prosecute and maintain, and in which countries to do so, Patent Rights subject to the provisions of Section 8.1.3, along with other strategic decisions relating thereto, shall be made by the JPC; provided, however, that the JPC shall implement such procedures and mechanisms as may be required to prevent prejudice to either Party as a result of such joint right of prosecution and that no Party shall be forced to take any position contrary to those underlying the prosecution or enforcement of any Prior Invention. Any disputes regarding the prosecution of Patent Rights subject to this Section 8.3.1 shall be resolved in accordance with the provisions of Section 15, but shall not be subject to the first sentence of Section 15.4.

8.3.2 Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension, including without limitation, supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable to Patent Rights covering Collaboration Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent. All filings for such extension shall be made by the Party which controls the patent or patent application in question; provided, however, that in the event that the Party whom controls the patent in question elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

8.3.3 Costs and Expenses. The Parties shall [bear equally] all costs and expenses of filing, prosecuting, maintaining and extending the Joint Collaboration Patent Rights, the CAT Collaboration Patent Rights, the ELAN Collaboration Patent Rights and/or any other Patent Rights subject to the provisions of Section 8.1.3.

8.4 Trademarks. All Collaboration Products shall be sold in the Territory under Trademarks selected by ELAN. ELAN shall own such Trademarks and shall be responsible for the filing, prosecution and maintenance of such Trademarks in each country of the Territory. ELAN shall use Commercially Reasonable Efforts to select a world-wide Trademark for each Collaboration Product. The costs of obtaining and maintaining said Trademarks shall be shared equally by the Parties.

8.5  Enforcement of Jointly Owned or Controlled Patent Rights.

8.5.1 Notice. If ELAN or CAT becomes aware that any ELAN Intellectual Property, CAT Intellectual Property, Joint Collaboration Patent Rights and/or Joint Collaboration Know How relating to the Research Program, the Development Program and/or any Product upon which a royalty may be due to the other Party is being infringed or misappropriated by a Third Party or is subject to a declaratory judgment action arising from such infringement, ELAN or CAT, as the case may be, shall promptly notify the other Party.

8.5.2 Enforcement by ELAN. ELAN shall have the first right (but not the obligation), at its sole expense, to enforce any the Joint Collaboration Patent Rights, the Joint Collaboration Know How, the Patent Rights or Know How either jointly owned by the Parties pursuant to Section 8.1.3 or exclusively licensed to the other Party within the Field, CAT shall, at CAT's own expense, cooperate with ELAN as may be reasonably necessary in ELAN `s enforcement activities. ELAN shall keep CAT reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. CAT shall execute such additional instruments, including, without limitation, assignment of causes of actions, as may be reasonably required under this Section 8.5.2.

8.5.3 Enforcement by CAT. If ELAN fails to abate an infringement of any the Joint Collaboration Patent Rights, the Joint Collaboration Know How, Patent Rights or Know How either jointly owned by the Parties pursuant to Section 8.1.3 or exclusively licensed to the other Party within the Field, or to file an action to abate such infringement, within [***] after a writ-ten request from CAT to do so, or if ELAN discontinues the prosecution of any such action, CAT at its expense may, in its discretion, undertake such action as it determines appropriate (other than the grant of a license to the allegedly infringing Third Party) to enforce any such Joint Collaboration Patent Rights, Joint Collaboration Know How, Patent Rights or Know How either jointly owned by the Parties pursuant to Section 8.1.3 or exclusively licensed to the other Party within the Field. CAT shall keep ELAN reasonably informed on a quarterly basis, in person or by telephone, prior to and during any such enforcement. In such case, ELAN shall assist CAT, upon request and [at ELAN's sole expense,] in taking any action to enforce any Patent Rights or Know How either jointly owned by the Parties pursuant to Section 8.1.3 or exclusively licensed to the other Party within the Field. ELAN shall execute such additional instruments, including, without limitation, assignment of causes of actions, as may be reasonably required under this Section 8.5.3.

8.5.4 Recoveries. All monies recovered upon the final judgment or settlement of any such action shall be used first, to reimburse the costs and expenses (including reasonable attorneys' fees and costs) of CAT and ELAN and thereafter the Parties shall share in any remaining recovery as follows: the Party enforcing Jointly Owned or Controlled Patent Rights under either Section 8.5.2 or 8.5.3 shall receive [***] of any remaining recovery and the other Party shall receive [***] of any remaining recovery.

8.6 Enforcement of Individually Owned or Controlled Patent Rights. Neither Party shall have any obligation to the other Party to abate or prevent infringement of any Patent Right or Know How neither jointly owned nor exclusively licensed to the other Party in the Field under this Agreement.

8.7  Third Party Claims.

8.7.1 Third Party Claims - Course of Action. If the Research to be conducted under this Agreement, the Development of any R&D Candidate, Manufacture of Clinical Supplies or Collaboration Products and/or Commercialization of any Collaboration Product is alleged by a Third Party to infringe a Third Party's patent or misappropriate a Third Party's Know How, the Party becoming aware of such allegation shall promptly notify the other Party thereof, in writing, reasonably detailing the claim.

8.7.2 Negotiation with Third Party. The JSC shall determine which Party shall negotiate with said Third Party for a suitable license or assignment and execute such license or assignment; provided, however, that such Party shall enter into no such agreement unless it has first obtained the other Party's written approval of the terms of such agreement, including the amounts of any royalties or payments, which approval shall not be unreasonably withheld. If such negotiation results in a consummated agreement, such Party shall make all payments to the Third Party and such payments shall be deemed Third Party License Fees for purposes of this Agreement and such Party shall be reimbursed for payment of such fees in accordance with Section 5.3.5, 7.1 and 8.8, as applicable.

8.7.3 Third Party Suit. If a Third Party sues a Party (the "Sued Party") alleging that the Sued Party's or the Sued Party's Sublicensees' Research to be conducted under this Agreement, Development of any R&D Candidate, Manufacture of Clinical Supplies or Collaboration Products and/or Commercialization of any Collaboration Product infringes or will infringe said Third Party's patent or misappropriates said Third Party's Know How, then upon the Sued Party's request and in connection with the Sued Party's defense of any such Third Party suit, the other Party shall provide reasonable assistance to the Sued Party for such defense and shall join such suit if deemed a necessary party. The Sued Party shall keep the other Party, if such other Party has not joined in such suit, reasonably informed on a quarterly basis, in person or by telephone, prior to and during the pendency of any such suit. The Sued Party shall not admit the invalidity of any Patent Rights within the CAT Patent Rights, the CAT Collaboration Patent Rights, the ELAN Collaboration Patent Rights, the ELAN Patent Rights and/or the Joint Collaboration Patent Rights, nor settle any such suit, without written consent of the other Party. The Parties shall equally share in the litigation expenses, including settlement costs, royalties paid in settlement of any such suit, and the payment of any damages to the Third Party, other than Third Party License Fees which shall be paid pursuant to Section
5.3.5 or 7.1.10(d), as applicable.

8.8  Third Party Licenses.

8.8.1 General. If either Party believes that there exists Third Party intellectual property that constitutes Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, it shall notify the JSC and the JPC. The JPC shall then determine whether or not such Third Party Intellectual Property constitutes Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be. If the determination of the JPC is affirmative, the JSC shall determine whether, on what terms (economic or otherwise), and by which Party (the "Licensing Party") such Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, shall be licensed for the purposes of this Agreement. Prior to entering into a license agreement with respect to such Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, the Licensing Party shall submit the proposed license agreement to the JSC for approval. If the JSC approves the proposed license agreement, the Licensing Party shall enter into such license agreement and shall pay the Third Party License Fees due thereunder, subject to reimbursement in accordance with and subject to Section
5.3.5 or 7.1.10(d), as applicable. Any agreement entered into pursuant to this
Section 8.8.1 shall not be amended without the prior written consent of the JSC.

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                                      -54-

8.8.2 Failure to Obtain a Third Party License. If, within [***], or such other period as may be agreed to by the JSC, after a Licensing Party has been instructed by the JSC, pursuant to Section 8.8.1, to attempt to enter into a license agreement with respect to Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, it is determined by the JSC that no license is obtainable on commercially reasonably terms despite a good faith attempt by such Licensing Party to obtain such license, then (a) neither Party shall practice Blocking Third Party Intellectual Property that was the subject of the proposed license agreement and (b) in the case of Blocking Third Party Intellectual Property only, neither Party shall proceed with the Research to be conducted under this Agreement, and/or the Development, Manufacture and/or Commercialization of an R&D Candidate or Collaboration Product, as the case may be, to the extent doing so would infringe such Blocking Third Party Intellectual Property.

8.8.3 Resolution of Disputes. If the JPC is unable to reach a determination under Section 8.8.1 with respect to whether Third Party intellectual property constitutes either Blocking Third Party Intellectual Property or Enhancing Third Party Intellectual Property, as the case may be, then such issue shall be presented to Vice President, Intellectual Property ELAN for determination and resolution. In the event CAT does not agree with the determination made by that person, [***]. In the case of Blocking Third Party Intellectual Property only:
(a) neither Party shall proceed with the Research to be conducted under this Agreement, and/or the Development of an R&D Candidate, the Manufacture of Clinical Supplies or Commercialization Supplies or the Commercialization of a Collaboration Product, as the case may be, to the extent the Parties believes such activities would infringe such Blocking Third Party Intellectual Property or (b) a Party may suspend its performance under this Agreement in the event it provides an opinion of a nationally recognized patent counsel that such performance constitutes infringement, direct or otherwise, of one or more claims of the applicable Blocking Intellectual Property.

8.9 Patent Marking. Each Party agrees to mark and have its Affiliates and all Sublicensees mark all Collaboration Products (or their containers or labels) sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

8.10 Patent Certifications. Each Party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to 21 U.S.C. (S)355(b)(2)(A), or (S)355(j)(2)(A)(vii) (or any amendment or successor statute thereto) claiming that the CAT Patent Rights, CAT Collaboration Patent Rights, ELAN Collaboration Patent Rights, ELAN Patent Rights or Joint Collaboration Patent Rights covering any Collaboration Product are invalid or that infringement will not arise from the manufacture, use or sale of such Collaboration Product by a Third Party.

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                                      -55-

8.11 Limitation. Notwithstanding any other provision in this Article 8, the Parties acknowledge and understand that neither ELAN nor CAT shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the ELAN Patent Rights or CAT Patent Rights, as the case may be, if, and to the extent that, ELAN or CAT is not entitled to do so under applicable agreements with Third Parties.

8.12 Patent Attorneys. The Parties shall cause their patent attorneys to liaise so far as is necessary and reasonably practicable on all issues relating to the filing, prosecution, maintenance and enforcement of the Joint Collaboration Patent Rights. The patent attorneys may be invited to JPC meetings and each party shall be responsible for the costs of its own patent attorney incurred hereunder.

9.   CONFIDENTIALITY.

9.1 Confidentiality. During the term of this Agreement and for a period of [***] following the expiration or earlier termination thereof, each Party shall maintain in confidence the Confidential Information of the other Party, and shall not disclose, use or grant to a Third Party the right to use any of the Confidential Information of the other Party except on a need-to-know basis to such Party's directors, officers and employees, and to such Party's consultants working on such Party's premises, to the extent such disclosure is reasonably necessary in connection with such Party's activities as expressly authorized by this Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a Party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party's Confidential Information.

9.2 Terms of Agreement. Neither Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other Party; provided, however, that a Party may disclose the terms or conditions of this Agreement, (a) on a need-to-know basis to its legal and financial advisors, who are obligated to maintain such information in confidence, and (b) to a Third Party (who is obligated to maintain such information in confidence) in connection with (i) an equity investment in ELAN or CAT by such Third Party, which investment is in excess of [***] of ELAN's or CAT's market capitalization at such time, (ii) a merger, consolidation or similar transaction by such Party, or (iii) the sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement. Notwithstanding the foregoing, prior to execution of this Agreement, the Parties have agreed upon the sub-

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                                      -56-

     stance of information (including a form of press release) that can be used to describe the terms and conditions of this transaction, and each Party may disclose such information, as modified by mutual written agreement the Parties, without the consent of the other Party.

9.3 Permitted Disclosures. The confidentiality obligations under this Article 9 shall not apply (a) to the extent that a Party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction, or (b) to the extent necessary or desirable to allow either Party (where possible, with adequate safeguards for confidentiality) to defend against litigation or to file and prosecute Patent Rights; provided, however, in either such case that such Party shall provide written notice thereof to the other Party, consult with the other Party with respect to such disclosure and provide the other Party sufficient opportunity to object to any such disclosure or to request that the disclosing Party seek confidential treatment thereof, in which event, the disclosing Party shall use all reasonable efforts to accommodate the other Party's requests.

9.4 Publications. During the term of this Agreement, each Party will submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to Joint Collaboration Patent Rights, Joint Collaboration Know How, ELAN Collaboration Patent Rights, CAT Collaboration Patent Rights, ELAN Collaboration Know How, CAT Collaboration Know How, the Research Program, Development Program, R&D Candidates, and/or Collaboration Products for review in connection with preservation of exclusive Patent Rights and/or to determine whether Confidential Information should be modified or deleted; provided, however, that after the approval of an academic, scientific or medical publication and/or public presentation has been given, then such Party shall not have to resubmit any such information for re-approval should it be republished or publicly disclosed in another form. Written copies of such proposed publications and presentations shall be submitted to the other Party no later than [***] before submission for publication or presentation and such other Party shall provide its comments with respect to such publications and presentations within [***] following its receipt of such written copy. Notwithstanding the foregoing, no such publication or presentation shall be made until such publication or presentation has been approved by each Party's respective patent counsel. ELAN and CAT will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to the Joint Collaboration Patent Rights, Joint Collaboration Know How, ELAN Collaboration Patent Rights, CAT Collaboration Patent Rights, ELAN Collaboration Know How, CAT Collaboration Know How, Research Program, the Development Program, R&D Candidates, and/or Collaboration Products.

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                                      -57-

10.  REPRESENTATIONS AND WARRANTIES.

10.1 Representations and Warranties of Each Party. As of the Effective Date, each of ELAN and CAT hereby represents and warrants to the other Party hereto as follows:

10.1.1 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

10.1.2 the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

10.1.3 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

10.1.4 the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

10.1.5 its Patent Rights and Know How are existing and, to its knowledge, are not invalid or unenforceable, in whole or in part; and

10.1.6 it has the full right, power and authority to grant all of the right, title and interest in the licenses granted to the other Party under this Agreement.

10.2 Additional Representations and Warranties of CAT. CAT hereby represents and warrants to ELAN that as of the Effective Date:

10.2.1 Other than as provided for on Exhibit 1.15, CAT has the sole right, title and interest in and to the CAT Patents Rights listed on such Exhibit 1.15 ;

10.2.2 no CAT Patent Rights are subject to, or were developed pursuant to, any funding agreement with any government or government agency, except as provided on Exhibit 1.15;

10.2.3 CAT has disclosed to ELAN all patents owned or controlled by Third Parties (except as licensed to CAT by such Third Parties and except any such patents relating to antigens which are screened as part of the Operation of the CAT Antibody Library) of which CAT is aware and for which it may be necessary to obtain Third Party Licenses for the Operation of

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                                      -58-

the CAT Antibody Library in accordance with Section 8.8. For the purposes of this Section 10.2.3 "Operation of the CAT Antibody Library" shall mean the screening of antigens against the CAT Antibody Library and the isolation of single-chain Fv fragments from the CAT Antibody Libary;

10.2.4 CAT is not in breach of any material provisions of any agreements with Third Parties (including without limitation the CAT In-Licenses) relating to the CAT Patent Rights;

10.2.5 to CAT's knowledge, as of the Effective Date, the total fees due under the CAT In-Licenses for the activities currently contemplated to be conducted by the Parties under this Agreement is no more than [***] of the Net Sales of any Collaboration Products;

10.2.6 Except as scheduled on Exhibit 10.2.6, there is no claim, investigation, suit or proceeding pending or to the CAT's knowledge there is no claim, investigation, suit, action or proceeding pending or, to CAT's knowledge, expressly threatened, against CAT or any Third Party before or by any governmental entity, court or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of CAT to perform any obligation under this Agreement; (ii) prevent or materially delay or alter the consummation of any or all of transactions contemplated hereby or
(iii) result in the payment of a material sum by either CAT or ELAN as a result of any of the activities contemplated under this Agreement;

10.2.7 [***];

10.2.8 Operation of the CAT Antibody Library is and shall be [***].

10.3 Additional Representations and Warranties of ELAN. ELAN hereby represents and warrants to CAT that as of the Effective Date:

10.3.1 ELAN has the sole right, title and interest in and to the ELAN Patent Rights listed in Exhibit 1.41 to this Agreement;

10.3.2 No ELAN Patent Rights are subject to, or were developed pursuant to any funding agreement with any government or government agency, except as provided in Exhibit 1.41, to this Agreement;

10.3.3 ELAN is not in breach of any material provisions of any agreements with Third Parties relating to the ELAN Patent Rights; and

10.3.4 Except as scheduled on Exhibit 10.3.4, there is no claim, investigation, suit or proceeding pending or to ELAN's knowledge there is no claim, investigation, suit, action or pro-

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                                      -59-

ceeding pending before or by any governmental entity, court or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of ELAN to perform any obligation under this Agreement; (ii) prevent or materially delay or alter the consummation of any or all of transactions contemplated hereby or (iii) result in the payment of a material sum by either CAT or ELAN as a result of any of the activities contemplated under this Agreement.

10.3.5 to ELAN's knowledge, the use of the ELAN Technology in the Field does not infringe any patents owned or controlled by any Third Party (except as licensed to ELAN by such Third Party);.

10.4 Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

10.5 No Inconsistent Agreements. Neither Party has in effect and after the Effective Date neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

10.6 Disclaimer. THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

11.  GOVERNMENT APPROVALS.

11.1 ELAN's and CAT's Obligations. Each of ELAN and CAT shall use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, promptly taking all steps to secure government antitrust clearance, including, without limitation, cooperating in good faith with any government investigation including the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.

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                                      -60-

11.2 Additional Approvals. ELAN and CAT will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby. Neither Party shall be required, however, to divest or out-license products or assets or materially change its business if doing so is a condition of obtaining governmental approvals of the transactions contemplated by this Agreement.

12.  TERM AND TERMINATION.

12.1 Term. The term of this Agreement will commence on the Effective Date and, unless earlier terminated as provided in Article 13 or this Article 12, shall continue in full force and effect on a Collaboration Product-by-Collaboration Product and country-by-country basis for so long as any R&D Candidate is being Developed or any Collaboration Product is being sold under this Agreement. Notwithstanding the foregoing, the Research Term shall be as set forth in Section 5.1.2, unless this Agreement is properly terminated as provided for herein.

12.2 Termination for Cause. This Agreement may be terminated effective immediately by written notice by either Party at any time during the term of this Agreement for a continuing material breach or recurring material breaches by the other Party, which breach or breaches remain uncured for three (3) months in the case of nonpayment of any amount due (unless there exists a bona fide dispute as to whether such payment is owing, in which case the three (3) months period shall be tolled pending resolution of such dispute) and six (6) months for all other breaches, each measured from the date written notice of such breach is given to the breaching Party; provided, however, that if such breach is not susceptible of cure within the stated period and the breaching Party uses diligent good faith efforts to cure such breach, the stated period will be extended by an additional three (3) months; provided, however, that there shall be no such extension in the case of any nonpayment of material amounts due except in the case of bona fide dispute as set out above. It is expressly understood and agreed that the failure by a Third Party Sublicensee to materially perform its obligations to a Party or the Parties, as the case may be, shall not relieve either Party from any obligations sublicensed to such Third Party. Either Party may exercise its rights pursuant to this Section 12.2 upon the failure of any permitted Third Party Sublicensee to perform any material duty subcontracted to it in accordance with the terms of Section 3.3. No failure by a Party to pay any sums due under Sections 5.6.2 or 5.6.3 or
     7.1.8 shall constitute a basis for termination of this Agreement; provided, however, that such breach shall remain actionable as a breach of this Agreement or the applicable common law and the

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                                      -61-

     breaching Party shall be liable for the costs and expenses, including attorney's fees, of the non-breaching Party if a successful recovery or settlement is obtained for any breach.

12.3 Effect of a Termination for Cause on Licenses. If a Party (the "Terminating Party") terminates this Agreement pursuant to Section 12.2 (for cause):

12.3.1 all licenses granted by the Terminating Party to the other Party hereunder, other than those with respect to any Non-Antibody, Non-Antibody Product, CAT Exclusive Antibody and/or Party Exclusive Product, will automatically terminate; and

12.3.2 all licenses granted by the other Party to the Terminating Party will become fully paid up, irrevocable, perpetual, royalty-free (other than royalties which may be due to Third Parties in respect thereof which shall be borne by the Terminating Party or such royalties as may be due with respect to any Non-Antibody Product and/or Party Exclusive Product) licenses; and

12.3.3 the other Party will:

          (a) deliver up to the Terminating Party any Know How and/or materials covering or directly related to the R&D Candidates and Collaboration Products; and

          (b) deliver up to the Terminating Party any and all quantities of Collaboration Product in its possession, power, custody or control subject always to ELAN's right to dispose of Collaboration Product which is the subject of pre-termination date orders; and

          (c) ensure that its patent attorneys transfer to the Terminating Party the patent files relating to the Joint Collaboration Patent Rights in respect of R&D Candidates and Collaboration Products; and

          (d) commensurate with legislative and regulatory requirements, transfer to the Terminating Party or its nominee all Regulatory Approvals and other regulatory filings for any Collaboration Product. In the event that in any country such a transfer is not possible, the other Party shall use reasonable endeavours to ensure that the Terminating Party has the benefit of the relevant regulatory filings and Regulatory Approvals and, to this end, consents to any Regulatory Authority cross-referencing to the data and information on file with any Regulatory Authority as may be necessary to facilitate the granting of second Regulatory Approvals or other filings and approvals to the Terminating Party, and the other agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable the Terminating Party (either itself or in conjunction with a Third Party) freely to develop and sell the Collaboration Product in substitution for the other Party; and

          (e) use its reasonable endeavors to assign to the Terminating Party the benefit and burden of any agreement made between the other Party and a Sublicensee in relation to Collaboration Product; and

          (f) assign all of the other Party's interest in any Trademarks including the goodwill symbolized by such Trademark used for Collaboration Product; and

          (g) after the date of termination, cease to Develop, Manufacture, have Manufactured, use, market, Distribute or sell R&D Candidates or Collaboration Products during the life of the Joint Collaboration Patent Rights except that where ELAN is the other Party ELAN shall have the right to dispose of that part of its inventory of Collaboration Product on hand as of the effective date of termination which is the subject of orders for Collaboration Product accepted prior to the effective date of termination for a period of twelve (12) months after the effective date of termination, and, within thirty (30 days after disposition of such inventory pursuant to the fulfilment of such orders, ELAN will forward to CAT a final report and pay CAT's share of Pro-Forma Net Profits due to CAT for such period; and

          (h) provide the Terminating Party with all reasonable assistance in relation to the appointment of a Third Party Manufacturer of Collaboration Product; and

          (i) assign all of the other Party's interest in any Copyrights necessary or useful for Commercializing Collaboration Products; and

          (j) except as otherwise provided in Section 12.3.2, the other Party will grant to the Terminating Party a worldwide, non-exclusive license to those Patent Rights within the Control of such other Party necessary to Research, Develop, Manufacture or Commercialize an R&D Candidate or Collaboration Product; and

          (k) agree that, and, at the Terminating Party's option, execute a release confirming such agreement, the other Party will have no right to receive

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                                      -63-

               a share of Pro-Forma Profits or any other payments which may result from the sale of any Collaboration Product, the occurrence of any event or the conduct of any activity after the effective date of such termination; provided, however, that the other Party shall remain entitled to receive any payments that accrued before the effective date of such termination.

     Nothing in this Section 12.3, but subject to the other provisions of this Agreement, shall impact ELAN's exclusive ownership or, or exclusive right to, research, develop, manufacture, or commercialize any composition of matter other than an Antibody in the Field, including, without limitation, a Non-Antibody or CAT's exclusive ownership or, or exclusive right to, research, develop, manufacture, or commercialize CAT Exclusive Antibodies.

12.4 Termination Pursuant to Section 12.2. In the event of a termination under
     Section 12.2, then, notwithstanding any provision of this Agreement to the contrary, neither Party shall have any further obligation to the other Party with respect to the subject matter of this Agreement except for the obligations set forth in Articles 9, 14, 12 and 15 which obligations shall survive any termination of this Agreement. Notwithstanding the foregoing, if CAT shall be the Terminating Party, (i) the third sentence of Section
     5.6.1 shall not be operative, (ii) ELAN shall not be obligated under
     Section 5.6.2 to offer to CAT the right to enter into a mutually exclusive collaboration arrangement and the royalty due to CAT under that provision shall be increased to [***] and (iii) all of the provisions of Section
     5.6.3 shall be stricken and replaced with the following provision: "For a period of ten (10) years after the first Commercial Sale of any CAT Exclusive Antibody, CAT shall be obligated to pay to ELAN a royalty of [***] of any Party Exclusive Product containing such a CAT Exclusive Antibody; provided, however, that ELAN shall have no rights pursuant to this Section 5.6.3 unless the applicable Antibody was previously identified upon the list required pursuant to Section 5.6.1 and the other conditions of this Section are met." If ELAN is the Terminating Party, then ELAN shall not be obligated to offer to CAT the right to enter into a mutually exclusive collaboration arrangement under Section 5.6.2 and the royalty due to CAT under that provision shall be increased to [***].

12.5 Provisions For Change Of Control.

12.5.1 Change Of Control Notice. A Party subject to a Change of Control (the "Acquired Party") shall provide written notice to the other Party (the "Non-Acquired Party") as soon as the impending Change of Control can be disclosed to the Non-Acquired Party. For the

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                                      -64-

purposes of this Section 12.5, CAT shall mean only Cambridge Antibody Technology Group plc or Cambridge Antibody Technology Limited and ELAN shall mean Elan Corporation plc.

12.5.2 Certain Rights Upon Change Of Control of CAT. Upon the receipt of the written notice required pursuant to Section 12.5.1 by ELAN, this Agreement may be terminated, effective immediately, upon the provision of written notice to CAT by ELAN; provided, however, that such written notice must be made within forty five (45) days of the receipt of notice of the Change of Control; and provided, further that termination for a Change of Control shall not apply to any R&D Candidates which are [***] at the effective date of such termination unless the acquiring Third Party is developing or marketing a competing pharmaceutical product which an appropriate competent authority orders be sold, transferred or otherwise disposed of as a result of such Change of Control. If ELAN elects to terminate this Agreement pursuant to this Section 12.5.2, then ELAN shall have no further obligations to CAT and its obligations under this Agreement will discontinue (except in respect of any R&D Candidates which are in [***] which shall continue) and a determination of purchase price pursuant to
Section 12.5.4 shall be made.

12.5.3 Certain Rights Upon Change Of Control of ELAN. Upon the receipt of the written notice required pursuant to Section 12.5.1 by ELAN this Agreement may be terminated, effective immediately if within forty five (45) days of the receipt of notice of the Change of Control by CAT, ELAN and its Third Party successor in title does not provide a written confirmation reasonably satisfactory to CAT to the effect that: (i) after such Change of Control, the Research Program and/or Development Program contemplated by this Agreement shall have a priority in the successor organization which is equal to or greater than the priority that the Research Program and Development Program had in ELAN's overall business organization prior to the Change of Control and (ii) ELAN and its Third Party successor in title commits in writing to continue to meeting its obligations under the Research and Development obligations under this Agreement including in respect of FTE and financial commitment. If CAT makes a proper election to terminate this Agreement pursuant to this Section 12.5.3 then this Agreement shall terminate (except in respect of any R&D Candidates which are [***] at the effective date of such termination which shall continue unless the acquiring Third Party is developing or marketing a competing pharmaceutical product which an appropriate competent authority orders be sold, transferred or otherwise disposed of as a result of such Change of Control), CAT shall have no further obligations to ELAN under this Agreement (except in respect of any R&D Candidates[***] which shall continue) and a determination of purchase price pursuant to Section 12.5.4 shall be made.

12.5.4 Purchase Price Determination. In the event of a termination under Sections 12.5.2 or 12.5.3 which triggers the determination of a purchase price, the Non Acquired Party shall have the right to purchase the other Party's entire right, title and interest in and to this Agree-

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                                      -65-

ment for fair consideration. The Party subject to the Change of Control shall, within forty five (45) days of the provision of the written notice required in
Section 12.5.2 or 12.5.3, as applicable, propose a purchase price for all of the right, title and interest in and to this Agreement. The Non Acquired Party shall have forty five (45) days thereafter to accept or reject the proposed price. Should the Non Acquired Party reject the proposed price, the other Party shall purchase the Non Acquired Party's interest in this Agreement at the price proposed in the written notice provided for in this Section 12.5.4.

12.6 Provision for Insolvency.

12.6.1 Termination. This Agreement may be terminated by notice by either Party at any time during the term of this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such Party's business, or if a substantial portion of such Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within [***] after the filing thereof.

12.6.2 Effect of Termination for Insolvency. In the event either Party terminates this Agreement under Section 12.6.1 (the "Terminating Party") the Parties agree that the Terminating Party, as a licensee of rights to intellectual property under this Agreement, shall retain and may fully exercise all of its rights and obligations under this Agreement, including as set forth in Section 12.6.3

          (a) Effect on Licenses. In the event of an insolvency of either Party (the "Insolvent Party") under any applicable insolvency statute (the "Insolvency Statute"), the Insolvent Party agrees that the Terminating Party, as licensee of intellectual property rights under this Agreement, shall retain and may fully exercise all of its rights and elections under this Section 12.6.2. The Insolvent Party agrees that all rights and licenses granted under or pursuant to this Agreement by the Insolvent Party to the Terminating Party are licenses of rights to patents, patent applications, copyrights, trade secrets and other "intellectual property" within the meaning of such term or its equivalent under any Insolvency Statute. The Insolvent Party agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against the Insolvent Party under the Insolvency Statute, unless and un-

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                                      -66-

               til this Agreement is rejected by the Insolvency Statute trustee, the Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including without limitation, a trustee or examiner appointed pursuant to the Insolvency Statutes) shall, as the Terminating Party may elect in a written request, immediately upon such request:

               (i) perform all of the obligations provided in this Agreement to be performed by the Insolvent Party including, where applicable and without limitation, providing the Terminating Party portions of such intellectual property (including embodiments thereof) held by the Insolvent Party and such successors and assigns or otherwise available to them; or

               (ii) provide to the Terminating Party all such intellectual property (including all embodiments thereof) held by the Insolvent Party and such successors and assigns or otherwise available to them.

12.6.3 Rights to Intellectual Property.

          (a) The Insolvent Party agrees that it will not (a) terminate or reject this Agreement or (b) assign or sell the intellectual property licensed hereunder without the Terminating Party's written consent.

          (b) If this Agreement is rejected or breached by the Insolvent Party or any successor, and the Terminating Party elects to retain its rights hereunder, then the Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, an Insolvency Statute trustee) shall provide to the Terminating Party all such intellectual property (including all embodiments thereof) held by the Terminating Party and such successors and assigns, or otherwise available to them, immediately upon the Terminating Party's written request. Whenever the Insolvent Party or any of its successors or assigns provides to the Terminating Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section, the Terminating Party shall have the right to perform the obligations of the Insolvent Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the Terminating Party shall release the Insolvent Party from any such obligation or liability for failing to perform it.

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                                      -67-

12.6.4 The Terminating Party's Rights. All rights, powers and remedies of the Terminating Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Insolvency Statute) in the event of the commencement of an Insolvency Statute case by or against the Insolvent Party. The Terminating Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, the Insolvency Statute) in such event. The Parties agree that they intend the foregoing Terminating Party rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of the Insolvency Statute:

          (a) the right of access to any intellectual property (including all embodiments thereof) of the Insolvent Party, or any Third Party with whom the Insolvent Party contracts to perform an obligation of the Insolvent Party under this Agreement, and, in the case of the Third Party, which is necessary for the Research, Development, Manufacture and commercialization of Collaboration Products; and

          (b)  the right to contract directly with any Third Party described in
               (a) to complete the contracted work.

12.6.5 Deemed Grant of Rights. In the event of any insolvency of the Insolvent Party and if any statute and/or regulation in any country in the Territory requires that there be a specific grant or specific clause(s) in order for the Terminating Party to obtain the rights and benefits as licensee under this Agreement, then this Agreement shall be deemed to include any and all such required grant(s), clause(s) and/or requirements.

12.7 Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination, and the provisions of Articles 9, 14, 12 and 15 shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination, including, without limitation, the obligation to distribute Pro-Forma Net Profits for Collaboration Product(s) sold before such termination.

13.  WITHDRAWAL TO A ROYALTY POSITION

13.1 Right to Terminate.

13.1.1 ELAN may terminate this Agreement on sixty (60) days written notice to CAT at any time after the second anniversary of the commencement of the Research Term; or

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                                      -68-

13.1.2 CAT may terminate this Agreement during the Research Term on sixty (60) days written notice to ELAN, such notice to be effective on the third anniversary of the commencement of the Research Term; or

13.1.3 Notwithstanding Sections 13.1.1 and 13.1.2, either Party may terminate this Agreement on an R&D Candidate-by-R&D Candidate or a Collaboration Product-by-Collaboration Product basis (as the case may be) upon thirty (30) days prior written notice to the other Party;

13.1.4 any termination under Sections 13.1.1, 13.1.2 or 13.1.3 shall be a "Termination for Convenience" and the provisions of Sections 13.2 or 13.3, as applicable, and Section 13.4 shall apply.

13.2 Effect of Termination for Convenience by ELAN. If ELAN elects to effect a Termination for Convenience:

13.2.1 A license under the ELAN Intellectual Property and the ELAN Technology, limited in scope so as to solely permit CAT to, as applicable, continue to Research, Develop, Manufacture and Commercialize the R&D Candidate and/or Collaboration Product subject to the ELAN Termination for Convenience shall be granted, and, as so limited, will become fully paid up, irrevocable, perpetual and royalty-free (other than royalties which may be due to Third Parties or under Section 13.4);

13.2.2 all licenses, except as provided for in Section 13.6, with respect to the applicable R&D Candidate which have or are to be granted to ELAN will automatically terminate;

13.2.3 ELAN will:

          (a) deliver up to CAT any Know How and/or materials covering or directly related to any R&D Candidate and Collaboration Product which is the subject to the Termination for Convenience; and

          (b) deliver up to CAT any and all quantities of applicable Collaboration Product in its possession, power, custody or control, subject always to ELAN's right to dispose of Collaboration Product which is the subject of pre-termination date orders pursuant to Section 13.2.3(g); and

          (c) ensure that its patent attorneys transfer to the patent files relating to the Joint Collaborating Patent Rights in respect of any applicable R&D Candidates and Collaboration Products; and

          (d) commensurate with legislative and regulatory requirements, transfer to

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                                      -69-

               CAT or its nominee all Regulatory Approvals and other regulatory filings for any Collaboration Product for which an ELAN termination has been made. In the event that in any country such a transfer is not possible, ELAN shall use reasonable endeavours to ensure that CAT has the benefit of the relevant regulatory filings and Regulatory Approvals and, to this end, consents to any Regulatory Authority cross-referencing to the data and information on file with any Regulatory Authority as may be necessary to facilitate the granting of second Regulatory Approvals or other filings and approvals to CAT, and the other agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable CAT (either itself or in conjunction with a Third Party) freely to develop and sell the applicable Collaboration Product in substitution for ELAN; and

          (e) use its reasonable endeavours to assign to CAT the benefit and burden of any agreement made between ELAN and a Sub-Licensee in relation to the applicable Collaboration Product; and

          (f) assign all of ELAN's interest in any Trademarks including the goodwill symbolized by such Trademark used for any applicable Collaboration Product; and

          (g) after the date of termination, not Develop, Manufacture, have manufactured, use, market, distribute or sell any R&D Candidate or Collaboration Product subject to an ELAN Termination for Convenience during the life of the Joint Collaboration Patent Rights except that ELAN shall have the right to dispose of that part of its inventory of any applicable Collaboration Product on hand as of the effective date of termination which is the subject of orders for such Collaboration Product accepted prior to the effective date of termination for a period of [***] after the effective date of termination, and, within [***] after disposition of such inventory pursuant to the fulfilment of such orders, ELAN will forward to CAT a final report and pay CAT's share of Pro Forma Net Profits due to CAT for such period; and

          (h) provide CAT with all reasonable assistance in relation to the appointment of a Third Party Manufacturer of applicable Collaboration Product; and

          (i) assign all of ELAN's interest in any Copyrights necessary or useful or Commercializing such Collaboration Products; and

          (j) execute such releases and waivers as may be required to discharge CAT from its obligations to ELAN, other than as otherwise provided for in this Section and Sections 13.4, 13.5 and 13.6, under this Agreement with respect to an R&D Candidate or Collaboration Product subject to a Termination for Convenience.

13.2.4 ELAN will have no right to receive a share of Pro-Forma Net Profit which may result from the sale of any Collaboration Product as to which an ELAN Termination for Convenience has been made, the occurrence of any event or the conduct of any activity after the effective date of such termination; provided, however, that (i) ELAN shall remain entitled to receive any payments that accrued before the effective date of such termination, and (ii) CAT shall pay ELAN the sums set out in Section 13.4.

13.2.5 For the avoidance of doubt, ELAN shall not be obligated to, and none of the licenses granted pursuant to this Section 13.2 shall include, a license to practice the ELAN Intellectual Property with respect to any composition of matter, including without limitation, a Non-Antibody, other than an Antibody inside or outside the Field.

13.3 Effect of Termination for Convenience by CAT. If CAT elects to effect a Termination for Convenience:

13.3.1 A license under the CAT Intellectual Property and to the CAT Technology, limited in scope so as to solely permit ELAN to, as applicable, continue to Research, Develop, Manufacture and Commercialize the R&D Candidate and/or Collaboration Product subject to the CAT Termination for Convenience shall be granted, and, as so limited, will become fully paid up, irrevocable, perpetual and royalty-free (other than royalties which may be due to Third Parties or under Section 13.4);

13.3.2 all licenses, except as provided for in Section 13.6, with respect to the applicable R&D Candidate which have or are to be granted to CAT will automatically terminate;

13.3.3 CAT will:

          (a) deliver up to ELAN any Know How and/or materials covering or directly related to the R&D Candidate and Collaboration Product which is the subject of this Article 13; and

          (b) deliver up to ELAN any and all quantities of applicable Collaboration Product in its possession, power, custody or control subject always to CAT's right to dispose of Collaboration Product which is the subject of pre-termination date orders pursuant to Section 13.3.3(g); and

          (c) ensure that its patent attorneys transfer to the patent files relating to the Joint Collaborating Patent Rights in respect of any applicable R&D Candidates and Collaboration Products; and

          (d) commensurate with legislative and regulatory requirements, transfer to ELAN or its nominee all Regulatory Approvals and other regulatory filings for any Collaboration Product for which a CAT termination has been made. In the event that in any country such a transfer is not possible, CAT shall use reasonable endeavours to ensure that ELAN has the benefit of the relevant regulatory filings and Regulatory Approvals and, to this end, consents to any Regulatory Authority cross-referencing to the data and information on file with any Regulatory Authority as may be necessary to facilitate the granting of second Regulatory Approvals or other filings and approvals to ELAN, and the other agrees to complete whatever other procedures are reasonably necessary in relation to the same to enable ELAN (either itself or in conjunction with a Third Party) freely to develop and sell the applicable Collaboration Product in substitution for CAT; and

          (e) use its reasonable endeavours to assign to ELAN the benefit and burden of any agreement made between CAT and a Sub-Licensee in relation to the applicable Collaboration Product; and

          (f) assign all of CAT's interest in any Trademarks including the goodwill symbolized by such Trademark used for any applicable Collaboration Product; and

          (g) after the date of termination not Develop, Manufacture, have manufactured, use, market, distribute or sell any R&D Candidate or Collaboration Product subject to a CAT Termination for Convenience during the life of the Joint Collaboration Patent Rights except that CAT shall have the right to dispose of that part of its inventory of any applicable Collaboration Product on hand as of the effective date of termination which is the subject of orders for such Collaboration Product accepted prior to the effective date of termination for a period of [***] after the effective date of termination, and, within [***] after disposition of such inventory pursuant to the fulfilment of such orders, CAT will forward to ELAN a final report and pay ELAN's share of Pro Forma Net Profits due to ELAN for such period; and

          (h) provide ELAN with all reasonable assistance in relation to the ap-pointment of a Third Party Manufacturer of applicable Collaboration Product; and

          (i) assign all of CAT's interest in any Copyrights necessary or useful or Commercializing such Collaboration Products; and

          (j) execute such releases and waivers as may be required to discharge CAT from its obligations to ELAN, other than as otherwise provided for in this Section and Sections 13.4, 13.5 and 13.6, under this Agreement with respect to an R&D Candidate or Collaboration Product subject to a Termination for Convenience.

13.3.4 CAT will have no right to receive a share of Pro-Forma Net Profit which may result from the sale of any Collaboration Product as to which a CAT Termination for Convenience has been made, the occurrence of any event or the conduct of any activity after the effective date of such termination; provided, however, that (i) CAT shall remain entitled to receive any payments that accrued before the effective date of such termination, and (ii) ELAN shall pay CAT the sums set out in Section 13.4.

13.3.5 For the avoidance of doubt, CAT shall not be obligated to, and none of the licenses granted pursuant to this Section 13.3 shall include, a license to practice the CAT Intellectual Property with respect to any composition of matter, including without limitation, a Non-Antibody, other than an Antibody inside or outside the Field.

13.4 Payments. In the event that a Party elects to effect a Termination for Convenience pursuant to Section under Section 13.1 then Section 13.2 or
     Section 13.2, as applicable shall apply and the non-terminating Party shall thereafter pay the terminating Party the following sums (on a R&D Candidate-by-R&D Candidate or Collaboration Product-by-Collaboration Product basis) dependent upon the point of Research and/or Development and/or Commercialization of the R&D Candidate and/or Collaboration Product at the time of such termination, as follows:

13.4.1 If such Termination for Convenience occurs during the Research Term or prior to the filing of an IND for the applicable R&D Candidate, then the non-terminating Party shall pay to the terminating Party a royalty of [***] of the Net Sales of any Collaboration Product containing such R&D Candidate until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country.

13.4.2 If such termination occurs after the filing of an IND for the relevant R&D Candidate but thirty (30) or more days prior to midnight Greenwich mean time of the calendar day the first patient is actually dosed with an R&D Candidate pursuant to a protocol for a Phase IIb

Clinical trial and for such R&D Candidate the non-terminating Party shall pay the terminating Party (on an R&D Candidate-by-R&D Candidate basis):

          (a) subject to the provisions of Section 13.5, a royalty of [***] of the Net Sales of any Collaboration Product containing such R&D Candidate until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country; and

          (b) [***] upon receipt of Regulatory Approval for any Collaboration Product containing such R&D Candidate; provided, however, that [***] of such milestone payments shall be creditable by the non-terminating Party against the royalty on Net Sales payable pursuant to Section 13.4.1 (a) above.

13.4.3 If such termination occurs at any time between thirty (30) days prior to midnight Greenwich mean time of the calendar day the first patient is actually dosed with an R&D Candidate pursuant to a proper protocol for a Phase IIb Clinical trial for any R&D Candidate and midnight Greenwich mean time of the calendar day the first patient subject any Phase III Clinical Trial for such an R&D Candidate is actually dosed with such R&D Candidate the non-terminating Party shall pay the terminating Party (on an R&D Candidate-by-R&D Candidate basis):

          (a) subject to the provisions of Section 13.5, a royalty of [***] of the Net Sales of any Collaboration Product containing such R&D Candidate until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country: and

          (b) [***] upon receipt of Regulatory Approval for any Collaboration Product containing such R&D Candidate; provided, however, that [***] of the milestone payment payable hereunder shall be creditable by the non-terminating Party against the royalty on Net Sales payable pursuant to the Section 13.4.3 (a) above.

13.4.4 After midnight Greenwich mean time of the calendar day the first patient subject to any Phase III Clinical Trial for such an R&D Candidate is actually dosed with an R&D Candidate but prior to the approval of the JSC of a Post BLA Filing Budget as set out in Section 7.1.4 a Termination for Convenience may only be effected within sixty (60) days from the date on which:

          (i) the JSC approves any increase to the budget for such Phase III Clinical Trial in excess of [***]; or

          (ii) final data obtained from such Phase III Clinical Trial becomes available to the Parties following completion of such Phase III Clinical Trial; or

          (iii) any increase to the post Phase III Clinical trial budget in excess of [***] is approved by the JSC following receipt of the data in respect of such Phase III Clinical Trial as set out in
               (ii) above,

          and the non-terminating Party shall pay the terminating Party (on an R&D Candidate-by-R&D Candidate basis):

          (a) until the first anniversary of the point on which Net Profit (as defined in Section 13.7) is attributable to the first Collaboration Product containing such R&D Candidate (the "Profitability Point") and subject to Section 13.5, a royalty of [***] of the Net Sales of such Collaboration Product until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country; and

          (b) after the Profitability Point the repayment, in three (3) equal, annual tranches, of the sums expended by the terminating Party on the Phase III Clinical Trials on the relevant R&D Candidate in accordance with the applicable budget; and

          (c) after the first anniversary of the Profitability Point (notwithstanding the fact that Net Profit attributable to such Collaboration Product may become negative thereafter in which case any payments due hereunder shall be accrued) and subject to the provisions of Section 13.5, a royalty of [***] of the Net Sales of any Collaboration Product until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country; and

          (d) [***] upon receipt of Regulatory Approval for a Collaboration Product containing such R&D Candidate; provided, however, that such amount shall be reduced by any amounts due under Section
               13.4.4 (b) above and [***] of the milestone payment payable hereunder shall be creditable by the non-terminating Party against any royalty payable with respect to Net Sales pursuant to
               Section 13.4.4 (a) or (c), as the case may be; and

13.4.5 A Termination for Convenience may only be effected after the first BLA filing for the relevant R&D Candidate within sixty (60) days of the JSC approving the first Post BLA Filing

Plan containing a Post BLA Filing Budget for that R&D Candidate and the non-terminating Party shall pay the terminating Party (on an R&D
Candidate-by-R&D Candidate basis):

          (a) until the first anniversary of the Profitability Point of the Collaboration Product containing such R&D Candidate and subject to the provisions of Section 13.5, a royalty of [***] of the Net Sales of such Collaboration Product until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country; and

          (b) after the Profitability Point the repayment, in three (3) equal, annual tranches, of the sums expended by the terminating Party on the Phase III Clinical Trials on such R&D Candidate in accordance with the applicable budget; and

          (c) after the first anniversary of the Profitability Point (notwithstanding the fact that Net Profit attributable to such Collaboration Product may become negative thereafter in which case any payments due hereunder shall be accrued) and subject to the provisions of Section 13.5, a royalty of [***] of the Net Sales of such Collaboration Product until the tenth anniversary of the First Commercial Sale in the Field of such Collaboration Product in any Major Market Country.

13.5 Royalty Cost Adjustment. For the purposes of Section 13.4, all payments due Third Parties in respect of Collaboration Products sold by the non-terminating Party shall be the responsibility of the non-terminating Party and shall be in addition to any payments made to the Terminating Party hereunder.

13.6 Survival of Obligations. Upon a Termination for Convenience by either Party, except as provided for with respect to each specific R&D Candidate subject to such a termination, all of the other Party's obligations shall survive and shall not be modified in any manner. For the avoidance of doubt, all licenses, rights, grants and obligations granted to and among the Parties relating to R&D Candidates and Collaboration Products not subject to a Termination for Convenience, Non-Antibodies, Non-Antibody Products, CAT Exclusive Antibodies, Party Exclusive Products and Hybrid R&D Candidates shall remain in full force and effect. In addition, upon a Termination for Convenience by either Party as provided herein the Terminating Party shall be responsible for its share of the Third Party Development Costs contained in the then applicable Annual Research Budget, Annual Development Budget or Post BLA Filing Annual Budget and actually incurred by the non-terminating Party at any time following such termination.

13.7 Net Profit. For the purposes of Section 13.4, Net Profit shall be calculated in the same way as Pro-Forma Net Profit (as set out in Section 1.82) except that Reimbursable Commercial Costs shall not include any Development Costs, Ongoing Development Costs or Research Expenses incurred by the non-terminating Party in respect of the relevant R&D Candidate prior to a Termination for Convenience.

13.8 Withdrawal Royalty Stacking Provision. If the amount of Third Party License Fees or other obligations required to paid to a Third Party to Commercialize any Product subject to the provisions of Section 13.4 and
     13.5 and the amounts to be paid pursuant to Section 13.4 exceed an amount equal to [***] of the Net Sales of such Product, then the royalties payable under Section 13.4 shall be reduced by the dollar amount of the Third Party License Fees or other consideration paid to such a Third Party; provided, however, that the maximum amount of any such reduction shall not result in a reduction of any royalty due to the other Party to an amount below [***] of the Net Sales of any Product as to which such a royalty is due pursuant to Section 13.4. The provisions of this Section 13.8 shall not apply to the first [***] of the royalty payable under Section 13.4.4(c) or the first [***] of the royalty payable under Section 13.4.5(c) and such [***] shall always be payable, where applicable, in addition to the [***] royalty floor referred to herein.

14.  PRODUCT LIABILITY, INDEMNIFICATION AND INSURANCE.

14.1 Sharing of Collaboration Product Liability Expenses. Except where proximately caused by the gross negligence or wilful misconduct of a Party seeking reimbursement, the Parties shall share, on an equal basis, all losses, damages, liabilities, settlements, penalties, fines and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or caused by (a) the Manufacture of a Collaboration Product;
     (b) the death or bodily injury of any person on account of the use of a Collaboration Product; and/or (c) any recall or withdrawal of a Collaboration Product (collectively, "Collaboration Product Liability Claims").

14.2 Indemnification by CAT. CAT will indemnify, defend and hold harmless ELAN, its Affiliates, sublicensees, distributors, and each of its and their respective employees, officers, directors and agents (each, an "ELAN Indemnified Party") from and against any and all liability, loss, damage, expense (including reasonable attorneys' fees and expenses) and cost (collectively, a "Liability") that the ELAN Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

     (a) any claims of any nature, other than Collaboration Product Liability Claims or claims by Third Parties asserting patent infringement unrelated to the CAT Technology and/or the CAT Intellectual Property, arising out of the conduct of the Research Program, the Development Program, or the Commercialization of Collaboration Products and/or Party Exclusive Products by, on behalf of, or under the authority of CAT (other than by ELAN);

     (b) any CAT representation or warranty set forth herein being untrue in any material respect when made; and/or

     (c) any Collaboration Product Liability Claims proximately caused by the gross negligence or wilful misconduct of CAT;

     except in each case, to the extent caused by the gross negligence or wilful misconduct of ELAN or any ELAN Indemnified Party. Notwithstanding the foregoing, CAT shall have no obligation to defend, indemnify or hold harmless any ELAN Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party patent.

14.3 Indemnification by ELAN. ELAN will indemnify, defend and hold harmless CAT, its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "CAT Indemnified Party") from and against any and all Liabilities that the CAT Indemnified Party may be required to pay to one or more Third Parties arising out of:

     (a) any claims of any nature, other than Collaboration Product Liability Claims or claims by Third Parties asserting patent infringement unrelated to the ELAN Technology and/or the ELAN Intellectual Property, arising out of the conduct of the Research Program , the Development Program, or the Commercialization of Collaboration Products, Party Exclusive Products or a Non-Antibody Product by, on behalf of, or under the authority of ELAN (other than by CAT);

     (b) any ELAN representation or warranty set forth herein being untrue in any material respect when made; and/or

     (c) any Collaboration Product Liability Claims proximately caused by the gross negligence or wilful misconduct of ELAN;

     except in each case, to the extent caused by the gross negligence or wilful misconduct of CAT or any CAT Indemnified Party. Notwithstanding the foregoing, ELAN shall have no obligation to defend, indemnify or hold harmless any CAT Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party patent.

14.4 Procedure. Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 14, such Party (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims to which the indemnity relates that are the subject matter of such proceeding.

14.5 Insurance. Each Party further agrees to use its reasonable efforts to obtain and maintain, during the term of this Agreement, Commercial General Liability Insurance, including Collaboration Products Liability Insurance, with reputable and financially secure insurance carriers to cover its indemnification obligations under Sections 14.2 or 14.3, as applicable, or self-insurance, with limits of not less than five million dollars ($5,000,000) per occurrence and in the aggregate.

15.  DISPUTE RESOLUTION.

15.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder. Each Party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out or relating to this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 if and when a dispute arises under this Agreement. Unless otherwise specifically recited in this Agreement, disputes among members of the Joint Project Team will be submitted to the JSC, as applicable. Such submission shall occur within twenty (20) days of the date of the last meeting at which the Joint Project Team was unable to resolve the issue. The JSC will hear the disputed matter in as timely a manner as possible, but in no event, less than thirty (30) days after the submission provided for in the fifth sentence of this
     Article 15.1. If the JSC is unable to reach a decision with respect to any scientific matter under its consideration, such matter shall be referred for resolution to the most senior individuals within ELAN and CAT's pharmaceutical research and development organization. In the event that the JSC is unable to reach a decision with respect to any commercial matter under its consideration, such matter shall be referred for resolution to the Chief Executive Officer, CAT and the President, Elan Pharmaceuticals. A matter shall be considered referred by the JSC as of the date that either Party or the JSC provides the decision makers a written description of the disputed matter, which written description shall include the positions taken by each member of the JSC as to such matter, all other information relevant to such matter and a copy of the minutes of the JSC meeting at which such matter was discussed. Within ten (10) days after such matter is so presented by the JSC, the Parties' decision makers noted above shall determine the date, time, and location of a meeting to discuss such matter. Such decision making meetings will alternate between offices of the Parties, unless otherwise agreed or may be held telephonically or by video conference. Each Party shall be responsible for the expenses incurred by its decision-making individual in attending or otherwise participating in such meetings. If within five (5) days of any meeting between the Parties' senior decision makers a resolution of the deferred matter has not been reached, then the applicable provisions of Article 15.2 may be invoked.

15.2 Discretionary Dispute Resolution. For all disputed matters referred to the senior level decision-makers specified in Article 15.1 which are not resolved thereunder, except for unresolved disputes relating to nomination of Antibodies which bind to a Specific Target as R&D Candidates or so long as CAT is the Party engaged in Manufacture of Clinical Supplies, in which case, the Chief Executive Officer, CAT shall have the identical discretion and authority over such matters, the President, Elan Pharmaceuticals shall have the sole discretion and authority to resolve the disputed matter to his/her personal satisfaction. A Party seeking to exercise its rights under this Article

     15.2 shall provide written notice to the other Party within five (5) days of the date specified in the next to last sentence of Article 15.1, with the written resolution of such matter being provided to the other Party five (5) days thereafter

15.3 Discretionary Dispute Resolution. Jurisdiction. For the purposes of this
     Article 15, the Parties agree to accept the non-exclusive jurisdiction of the federal courts located in the Southern District of New York for the purposes of enforcing the agreements or resolutions of disputes reflected in this Article.

15.4 Determination of Patent Disputes. Where so indicated, a dispute between the Parties or arising out of operation of the JPC shall first be referred to the JSC who shall retain independent patent counsel with appropriate national specific expertise who shall render a binding determination of the dispute. All other disputes regarding matters arising out or relating to either Party's Patent Rights shall be subject solely to the jurisdiction of the applicable national court respecting the Patent Right as to which such a dispute exists.

16.  ASSIGNMENTS; CHANGES OF CONTROL.

16.1 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior express written consent of the other, except as expressly set forth below in this Section 15.1. Notwithstanding the foregoing, either Party may, without the written consent of the other Party, assign this Agreement and its rights and delegate its obligations hereunder to any of its Affiliates or to a Third Party in connection with the transfer or sale of all or substantially all of its business relating to the subject matter of this Agreement (provided that any such assignment to a Third Party shall be deemed a Change in Control of the assigning Party for purposes of Section 12.5).

17.  MISCELLANEOUS.

17.1 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.2 Force Majeure. Nonperformance of a Party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party. The nonperforming Party shall notify the other Party promptly should such cir-cumstances arise, giving an indication of the likely extent and duration thereof, and shall use all reasonable efforts to resume performance of its obligations as soon as practicable; provided, however, that neither Party shall be required to settle any labor dispute or disturbance.

17.3 Notices. All requests and notices required or permitted to be given to the Parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other Party, and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement:

               All  correspondence to CAT shall be addressed as follows:

               Cambridge Antibody Technology Limited
               The Science Park
               Melbourn SG8 6JJ
               Cambridgeshire, England
               Attention: Company Secretary
               Fax: 44-1763-263413

               All correspondence to ELAN shall be addressed as follows:

               Elan Corporation, plc
               Lincoln House
               Lincoln Place
               Dublin 2, Ireland
               Attn: Chief Executive Officer
               Fax: 011-35-31-709-4810

               with a copy to:

               Elan Pharmaceuticals, Inc.
               800 Gateway Blvd.
               South San Francisco, CA 94080
               Attn: General Counsel
               Fax: (650) 875-3620

17.4 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

17.5 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

17.6 Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law unless doing so would have the effect of materially altering the rights and obligations of the Parties in which event this Agreement shall terminate and all the rights and obligations granted to the Parties hereunder shall cease and be of no further force and effect.

17.7 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

17.8 Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, except matters of intellectual property law, which shall be governed by and interpreted in accordance with the national intellectual property laws relevant to the intellectual property in question, without regard to conflict of law principles thereof. Venue and jurisdiction for any action brought under this Agreement by ELAN shall lie exclusively in England and Wales and for any action brought under this Agreement by CAT shall lie exclusively in New York and both Parties hereby consent to such venues.

17.9 Entire Agreement of the Parties. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof.

17.10 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

17.11 Debarment. Each Party agrees that it will not use, in any capacity, in connection with any of its obligations to be performed under the Research Program or the Development Program any individual who has been debarred under the FD&C Act or the Generic Drug Enforcement Act.

17.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

17.13 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 17.13 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

     IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

ELAN PHARMA INTERNATIONAL LIMITED       CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED
                                        (on its own behalf and on behalf of
                                        its  Affiliates)


By: _________________________________   By: ____________________________________
    Name:                                   Name:
    Title:                                  Title:

                                    GUARANTEE

     In consideration of Cambridge Antibody Technology Limited ("CAT") entering into the foregoing Research, Development and Commercialization Agreement (the "Agreement"), Elan Corporation, plc, an Irish public limited company ("ELAN"), hereby irrevocably and unconditionally guarantees to CAT as principal and not as surety the performance by Elan Pharma International Limited ("EPIL") and any Affiliate of ELAN or EPIL of all of EPIL's obligations under the Agreement.

     CAT may enforce its rights under this Guarantee without first seeking to obtain performance from EPIL or exercising any other remedy or right that CAT may have. If CAT decides to proceed first to exercise any other remedy or right, or to proceed against another party, CAT retains all of its rights under this Guarantee.

     This Guarantee shall survive the expiration or other termination of the Agreement and shall survive and apply regardless of any amendments, waivers, extensions, modifications or other changes in the obligations of EPIL under the Agreement.

                                        ELAN CORPORATION, PLC


                                        By: ____________________________________
                                             Seamus Mulligan

                                        Its: Executive Vice President, Corporate
                                        Deveopment

                                        Date:

                                  EXHIBIT 1.10

                            CAT GATEKEEPING PROCEDURE

                                      [***]

                                  EXHIBIT 1.11

                                 CAT IN-LICENSES

1. License Agreement dated January 7, 1997 between CAT and MRC, with certain royalty rates, as may be amended from time to time, which shall include all royalty payments due to The Scripps Research Institute and Stratagene pursuant to an agreement dated June 25, 1999.

2. Therapeutic Antibodies Agreement, dated December 31, 1997 between CAT and Dyax Corp., as such agreement may be amended from time to time.

3. Diagnostic Antibodies Agreement dated December 31, 1997 between CAT and Dyax Corp., as such agreement may be amended from time to time.

                                  EXHIBIT 1.15

                                CAT PATENT RIGHTS

     The following are those patent applications and patents Controlled by CAT which, CAT, as of the Effective Date, has identified as potentially being useful in connection with the Research Program and the Development

     Single Domain Ligands, Receptors Comprising said Ligands, Methods for their Production and Use of Said Ligands and Receptors" PCT/GB89/01344, filed November 13, 1989.

     "Co-expression of Heteromeric Receptors" PCT/US90/02890, filed May 16,
     1990.

     "Method for Isolating Receptors Having a Preselected Specificity" PCT/US90/02835, filed May 16, 1990.

     "A new method for tapping the immunological repertoire" PCT/US90/02836, filed May 16, 1990.

     "Cell-free Synthesis and Isolation of Novel Genes and Polypeptides" PCT/US90/05682, filed October 2, 1990. *

     "Methods for producing members of specific binding pairs" PCT/GB91/01134, filed July 10, 1991.

     "Methods for producing members of specific binding pairs" PCT/GB92/00883, filed May 15, 1992.

     "Treatment of Cell Populations" PCT/GB92/01483, filed August 10, 1992.

     "Production of chimeric antibodies - a combinational approach" PCT/GB92/01755, filed September 23, 1992.

     "Production of anti-self antibodies from antibody segment repertoires and displayed on phage" PCT/GB92/02240, filed December 2, 1992.

     "Methods for producing members of specific binding pairs" PCT/GB93/00605, filed March 24, 1993.

     "SBP members with a chemical moiety covalently bound within the binding site; production and selection thereof" PCT/GB94/01422, filed June 30, 1994.

     "Retargetting antibodies" PCT/GB94/02019, filed September 16, 1994.

     "Recombinant Binding Proteins and peptides" PCT/GB94/02662, filed December 5, 1994.

     "Labelling and selection of Specified Binding Molecules" PCT/GB97/01835, filed July 8, 1997. *

     "Brain Specific Binding Members" PCT/GB00/04501, filed November 27, 2000. *

     "Improvements to Ribosome Display" US Provisional Application, filed March 31, 2000. *

     * denotes CAT Patent Rights to which CAT has sole right, title and interest.

B.   GOVERNMENT FUNDING - CAT PATENT RIGHTS

     The CAT Patent Rights listed below were developed, at least in part, under a government funding agreement.

     "Co-expression of Heteromeric Receptors" PCT/US90/02890, filed May 16,
     1990.

     "Method for Isolating Receptors Having a Preselected Specificity" PCT/US90/02835, filed May 16, 1990.

     "A new method for tapping the immunological repertoire" PCT/US90/02836, filed May 16, 1990.

                                  EXHIBIT 1.17

                                 CAT TECHNOLOGY

                                      [***]

                                  EXHIBIT 1.41

                               ELAN PATENT RIGHTS

The following are those patent applications and patents Controlled by ELAN which, ELAN, as of the Effective Date, has identified as potentially being useful in connection with the Research Program and the Development Program.

     Patent or
     Patent Application             Issue Date or Filing Date
     ------------------             -------------------------

     US 07/868,949                  April 15, 1992
     US 5,441,870                   August 15, 1995
     US 5,604,102                   February 18, 1997
     US 5,605,811                   February 25, 1997
     US 5,721,130                   February 24, 1998
     US 6,018,024                   January 25, 2000
     [***]
     WO 93/21526 (PCT/US93/01817)   March 3, 1993
     WO 95/11994 (PCT/US94/11782)   October 17, 1994
     AU 80798/94                    October 17, 1994
     AU 688726                      July 2, 1998
     CA 2,118,243                   March 3, 1993
     CA 2,174,632                   October 17, 1994
     EP 93907104.9                  March 3, 1993
     EP 94931873.7                  October 17, 1994
     FI 94487                       March 3, 1993
     JP 5-518303                    March 3, 1993
     JP 7-512686                    October 17, 1994
     NO 94.3912                     March 3, 1993
     NZ 251053                      March 10, 1997
     [***]
     US 5,593,846                   January 14, 1997
     US 5,766,846                   June 16, 1998
     [***]
     US 5,837,672                   November 17, 1998
     [***]
     [***]

     WO 94/10569 (PCT/US93/08264)   September 1, 1993
     WO 97/48983 (PCT/US97/10601)   June 18, 1997
     AU 687747                      August 27, 1998
     AU 73223/98                    September 1, 1993
     CA 2,105,903                   September 10, 1993
     CA 2,258,348                   June 18, 1997
     EP 93921300.5                  September 1, 1993
     EP 97932208.8                  June 18, 1997
     JP 6-511041                    September 1, 1993
     JP 10-503316                   June 18, 1997
     US 5,612,486                   March 18, 1997
     US 5,850,003                   December 15, 1998
     [***]
     WO 95/11968 (PCT/US94/11827)   October 18, 1994
     AU 80809/94                    October 18, 1994
     CA 2,174,429                   October 18, 1994
     EP 94931891.9                  October 18, 1994
     EP 99204266.3                  October 18, 1994
     JP 7-512698                    October 18, 1994
     [***]
     [***]
     US 5,604,131                   February 18, 1997
     US 5,720,936                   February 24, 1998
     US 5,811,633                   September 22, 1998
     AU 671093                      December 3, 1996
     CA 2,127,450                   December 29, 1992
     EP 93901093.0                  December 29, 1992
     IL 104304                      January 4, 1993
     JP 512475/93                   December 29, 1992
     [***]
     [***]
     [***]
     [***]
     [***]
     [***]
     WO 96/40896 (PCT/US96/09857)   June 7, 1996
     CA 2,222,174                   June 7, 1996
     EP 96919314.3                  June 7, 1996
     JP 9-502053                    June 7, 1996

     US 5,877,015                   March 2, 1999
     [***]
     [***]
     WO 92/13069 (PCT/GB92/00123)   January 21, 1992
     AU 652997                      September 15, 1994
     CA 2,101,774                   January 21, 1992
     EP 92903304.1                  January 21, 1992
     EP 99109196.8                  January 21, 1992
     GB 9101307.8                   January 21, 1991
     GB 9118445.7                   August 28, 1991
     JP 6504907                     June 9, 1994

GOVERNMENT FUNDING - ELAN PATENT RIGHTS

     The ELAN Patent Rights listed below were developed, at least in part, under a government funding agreement.

     Patent or
     Patent Application             Issue Date or Filing Date
     ------------------             -------------------------

     US 5,877,015                   March 2, 1999
     [***]
     [***]
     WO 92/13069 (PCT/GB92/00123)   January 21, 1992
     AU 652997                      September 15, 1994
     CA 2,101,774                   January 21, 1992
     EP 92903304.1                  January 21, 1992
     EP 99109196.8                  January 21, 1992
     GB 9101307.8                   January 21, 1991
     GB 9118445.7                   August 28, 1991
     JP 6504907                     June 9, 1994
     [***]
     US 5,593,846                   January 14, 1997
     US 5,766,846                   June 16, 1998
     [***]
     US 5,837,672                   November 17, 1998
     [***]
     [***]

     WO 94/10569 (PCT/US93/08264)   September 1, 1993
     WO 97/48983 (PCT/US97/10601)   June 18, 1997
     AU 687747                      August 27, 1998
     AU 73223/98                    September 1, 1993
     CA 2,105,903                   September 10, 1993
     CA 2,258,348                   June 18, 1997
     EP 93921300.5                  September 1, 1993
     EP 97932208.8                  June 18, 1997
     JP 6-511041                    September 1, 1993
     JP 10-503316                   June 18, 1997

                                  EXHIBIT 1.43

                                 ELAN TECHNOLOGY

                                      [***]

                                  EXHIBIT 1.95

                                SPECIFIC TARGETS

                                      [***]

                               EXHIBIT 2.2(d)(iii)

                           CAT PREEXISTING OBLIGATIONS

1. Agreement A

CAT has an obligation to provide at CAT's facilities [***] FTEs per year (including space and material supplies for such FTEs) for three years commencing on the Effective Date. Such FTEs, at the partner's direction, shall be available to perform phage antibody selection, phage amplification, ELISA analysis, antibody optimization, high throughput analysis of protein tissue expression patterns using CAT's [***] technology, and epitope function analysis and agonist/antagonist lead generation using CAT's [***] technology and other related activities. Subject to CAT's agreement which shall not be unreasonably withheld, the partner shall have the option to purchase additional CAT assistance at a rate of [***] per FTE during the three years commencing on the Effective Date, and thereafter at [***].

This obligation is in effect for the first two years of the research term of this Agreement.

2. Agreement B

CAT has an obligation to provide [***] research FTEs who shall perform such work within the Contract Research Programme, as the partner selects in its sole discretion, including, but not limited to, antibody engineering, [***] services and SKIM provided, however, such tasks shall exclude performance of [***] services.

The obligations set out above may extend throughout the first two years of the Contract Research Programme.

Note: Capitalised terms used in this Exhibit have the meanings attributed to them in the agreements referred to.

                                  EXHIBIT 5.2.1

                        ELEMENTS OF ANNUAL RESEARCH PLAN

                                      [***]

                                 EXHIBIT 10.2.6

                             CAT THIRD PARTY CLAIMS

1. Morphosys v. CAT (re McCafferty) - Washington D.C. District Court

2. Morphosys v. CAT (re Griffiths) - Washington D.C District Court

3. CAT v. Morphosys (re McCafferty and Winter) - Munich District Court

4. Crucell NV v. CAT (re Winter) - The Hague

5. Crucell NV v. CAT (re McCafferty) - The Hague

[***]

     Note: 4 and 5 above are declaratory actions for invalidity and non-infringement of CAT Patent Rights

                                 EXHIBIT 10.3.4

                             ELAN THIRD PARTY CLAIMS

                                     [NONE]